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                                                                   Exhibit 10.28

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                       SECURED REVOLVING CREDIT AGREEMENT

                          dated as of December 15, 1999

                                      among


                     WESTFIELD AMERICA LIMITED PARTNERSHIP,
                                  as Borrower,


                           THE BANKS SIGNATORY HERETO,
                                 each as a Bank,

                                       and

                NATIONAL AUSTRALIA BANK LIMITED, NEW YORK BRANCH,
                             as Administrative Agent

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I             DEFINITIONS AND RULES OF CONSTRUCTION....................1
    SECTION 1.01.     Definitions..............................................1
    SECTION 1.02.     Accounting Terms........................................14
    SECTION 1.03.     Computation of Time Periods.............................14
    SECTION 1.04.     Rules of Construction...................................14

ARTICLE II            THE LOANS...............................................14
    SECTION 2.01.     The Loans...............................................14
    SECTION 2.02.     Purpose.................................................15
    SECTION 2.03.     Advances, Generally.....................................15
    SECTION 2.04.     Procedures for Advances.................................15
    SECTION 2.05.     Additional Conditions to Advances.......................16
    SECTION 2.06.     Interest Periods; Renewals..............................16
    SECTION 2.07.     Interest................................................16
    SECTION 2.08.     Fees....................................................17
    SECTION 2.09.     Notes...................................................17
    SECTION 2.10.     Prepayments.............................................17
    SECTION 2.11.     Termination of Commitments..............................18
    SECTION 2.12.     Method of Payment.......................................18
    SECTION 2.13.     Elections, Conversions or Continuation of Loans.........18
    SECTION 2.14.     Minimum Amounts.........................................18
    SECTION 2.15.     Certain Notices Regarding Elections, Conversions and
                      Continuations of Loans..................................19
    SECTION 2.16.     Late Payment Premium....................................19
    SECTION 2.17.     Letters of Credit.......................................19
    SECTION 2.18.     Additions and Releases of Properties....................21
    SECTION 2.19.     Reappraisals of Properties..............................22
    SECTION 2.20.     Extension of Maturity Date..............................23

ARTICLE III           YIELD PROTECTION; ILLEGALITY; ETC.......................23
    SECTION 3.01.     Additional Costs........................................23
    SECTION 3.02.     Limitation on Types of Loans............................24
    SECTION 3.03.     Illegality..............................................24
    SECTION 3.04.     Treatment of Affected Loans.............................25
    SECTION 3.05.     Certain Compensation....................................25
    SECTION 3.06.     Capital Adequacy........................................26
    SECTION 3.07.     Substitution of Banks...................................26

ARTICLE IV            CONDITIONS PRECEDENT....................................28
    SECTION 4.01.     Conditions Precedent to the Initial Advance.............28


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    SECTION 4.02.     Conditions Precedent to Advances After the Initial
                      Advance.................................................32
    SECTION 4.03.     Deemed Representations..................................32

ARTICLE V             REPRESENTATIONS AND WARRANTIES..........................33
    SECTION 5.01.     Existence...............................................33
    SECTION 5.02.     Power and Authority; No Conflicts; Compliance With Laws.33
    SECTION 5.03.     Legally Enforceable Agreements..........................33
    SECTION 5.04.     Litigation..............................................34
    SECTION 5.05.     Good Title to Properties................................34
    SECTION 5.06.     Taxes...................................................34
    SECTION 5.07.     ERISA...................................................34
    SECTION 5.08.     No Default on Outstanding Judgments or Orders...........35
    SECTION 5.09.     No Defaults on Other Agreements.........................35
    SECTION 5.10.     Government Regulation...................................35
    SECTION 5.11.     Environmental Protection................................35
    SECTION 5.12.     Solvency................................................36
    SECTION 5.13.     Financial Statements....................................36
    SECTION 5.14.     Valid Existence of Affiliates. Each of..................36
    SECTION 5.15.     Insurance...............................................36
    SECTION 5.16.     Separate Tax and Zoning Lot.............................36
    SECTION 5.17.     Zoning and other Laws; Covenants and Restrictions.......36
    SECTION 5.18.     Utilities Available.....................................37
    SECTION 5.19.     Creation of Liens.......................................37
    SECTION 5.20.     Roads...................................................37
    SECTION 5.21.     Premises Documents and Leases...........................37
    SECTION 5.22.     Accuracy of Information; Full Disclosure................37

ARTICLE VI            AFFIRMATIVE COVENANTS...................................37
    SECTION 6.01.     Maintenance of Existence................................37
    SECTION 6.02.     Maintenance of Records..................................38
    SECTION 6.03.     Maintenance of Insurance................................38
    SECTION 6.04.     Compliance with Laws; Payment of Taxes..................38
    SECTION 6.05.     Right of Inspection.....................................38
    SECTION 6.06.     Compliance With Environmental Laws......................38
    SECTION 6.07.     Payment of Costs........................................38
    SECTION 6.08.     Maintenance of Properties...............................39
    SECTION 6.09.     Reporting and Miscellaneous Document Requirements.......39
    SECTION 6.10.     Premises Documents; Leases..............................41
    SECTION 6.11.     Compliance with Covenants, Restrictions and Easements...41
    SECTION 6.12.     Management, Leasing and Service Contracts...............42
    SECTION 6.13.     Correction of Defects...................................42
    SECTION 6.14.     Estoppel Certificates...................................42


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ARTICLE VII           NEGATIVE COVENANTS......................................42
    SECTION 7.01.     Mergers Etc.............................................42
    SECTION 7.02.     Interest Rate Hedging...................................42
    SECTION 7.03.     Control of Borrower and Mortgagors......................43

ARTICLE VIII          FINANCIAL COVENANTS.....................................43
    SECTION 8.01.     Financial Covenants.....................................43

ARTICLE IX            EVENTS OF DEFAULT.......................................43
    SECTION 9.01.     Events of Default.......................................43
    SECTION 9.02.     Remedies................................................46

ARTICLE X             ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS.............46
    SECTION 10.01.    Appointment, Powers and Immunities of Administrative
                      Agent...................................................46
    SECTION 10.02.    Reliance by Administrative Agent........................47
    SECTION 10.03.    Defaults................................................47
    SECTION 10.04.    Rights of Administrative Agent as a Bank................47
    SECTION 10.05.    Sharing of Costs by Banks; Indemnification of
                      Administrative Agent....................................48
    SECTION 10.06.    Non-Reliance on Administrative Agent and Other Banks....48
    SECTION 10.07.    Failure of Administrative Agent to Act..................49
    SECTION 10.08.    Resignation or Removal of Administrative Agent..........49
    SECTION 10.09.    Amendments Concerning Agency Function...................49
    SECTION 10.10.    Liability of Administrative Agent.......................49
    SECTION 10.11.    Transfer of Agency Function.............................50
    SECTION 10.12.    Non-Receipt of Funds by Administrative Agent............50
    SECTION 10.13.    Withholding Taxes.......................................50
    SECTION 10.14.    Pro Rata Treatment......................................51
    SECTION 10.15.    Sharing of Payments Among Banks.........................51
    SECTION 10.16.    Possession of Documents.................................51

ARTICLE XI            NATURE OF OBLIGATIONS...................................51
    SECTION 11.01.    Absolute and Unconditional Obligations..................51

ARTICLE XII           MISCELLANEOUS...........................................52
    SECTION 12.01.    Binding Effect of Request for Advance...................52
    SECTION 12.02.    Amendments and Waivers..................................52
    SECTION 12.03.    Usury...................................................53
    SECTION 12.04.    Expenses; Indemnification...............................53
    SECTION 12.05.    Assignment; Participation...............................54
    SECTION 12.06.    Documentation Satisfactory..............................55
    SECTION 12.07.    Notices.................................................56
    SECTION 12.08.    Setoff..................................................56
    SECTION 12.09.    Year 2000...............................................56


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    SECTION 12.10.    Table of Contents; Headings.............................56
    SECTION 12.11.    Severability............................................56
    SECTION 12.12.    Counterparts............................................57
    SECTION 12.13.    Integration.............................................57
    SECTION 12.14.    GOVERNING LAW...........................................57
    SECTION 12.15.    Waivers.................................................57
    SECTION 12.16.    JURISDICTION; IMMUNITIES................................57
    SECTION 12.17.    Gross-Up For Taxes......................................58
    SECTION 12.18.    Confidentiality.........................................59
    SECTION 12.19.    Termination of Prior Loan...............................59
    SECTION 12.20.    Environmental Remediation and Holdback..................59

EXHIBIT A     -   Assignment and Assumption Agreement

EXHIBIT B     -   Authorization Letter

EXHIBIT C     -   Note

EXHIBIT D     -   Assignment and Agreement (Re: Hedging Product)

EXHIBIT E     -   Solvency Certificate

EXHIBIT F     -   Notice of Assignment of Lease

EXHIBIT G     -   Existing Letters of Credit


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            SECURED REVOLVING CREDIT AGREEMENT ("this Agreement") dated as of
December 15, 1999 among WESTFIELD AMERICA LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Delaware ("Borrower"), NATIONAL AUSTRALIA BANK LIMITED, NEW YORK BRANCH, as agent for the Banks (in such capacity, together with its successors in such capacity, "Administrative Agent"), and NATIONAL AUSTRALIA BANK LIMITED, NEW YORK BRANCH (in its individual capacity and not as Administrative Agent, "NAB") and the other lenders signatory hereto (NAB, the other lenders signatory hereto and such other lenders who from time to time become Banks pursuant to Section 3.07 or 12.05, each a "Bank" and collectively, the "Banks").

            Borrower desires that the Banks extend credit as provided herein, and the Banks are prepared to extend such credit. Accordingly, Borrower, each Bank and Administrative Agent agree as follows:

                                   ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

            SECTION 1.01. Definitions. As used in this Agreement the following terms have the following meanings:

            "Actual Annual Debt Service" means, as of any date of determination, actual interest on the Notes for the four (4) calendar quarters ending with the most recent quarter for which Borrower, Guarantor and Mortgagors are required to report financial results pursuant to this Agreement; provided, however, that (x) until such time as four (4) calendar quarters for which results are required to be reported have elapsed from the date hereof until the date of determination, Actual Annual Debt Service shall mean interest on the Notes for the period from the date hereof through the most recent calendar quarter for which financial results are required to be reported, as of the date of determination, annualized and (y) to the extent interest rate protection contracts are assigned to Administrative Agent pursuant to Section 7.02, for purposes of the foregoing calculations, the interest rate on portions of the outstanding principal amount of the Notes corresponding to the notional principal amounts covered by the assigned interest rate protection contracts, for the term covered by such interest protection contracts, shall be deemed to be fixed or capped, as the case may be, at the fixed or capped rate under the assigned interest protection contracts, plus the Applicable Margin.

            "Additional Costs" has the meaning specified in Section 3.01.

            "Administrative Agent" has the meaning specified in the preamble.

            "Administrative Agent's Office" means Administrative Agent's office located at 200 Park Avenue, 34th Floor, New York, New York 10166, or such other address in the United States as Administrative Agent may designate by written notice to Borrower and the Banks.

            "Affiliate" means, with respect to any Person (the "first Person"), any other Person which controls, or is controlled by, or is under common control with the first Person; provided, however, that the term "Affiliate" shall exclude Persons who own stock in Guarantor (including, without limitation, Westfield America Trust and members of the Lowy family) and
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Persons controlled by members of the Lowy family (other than direct or indirect subsidiaries of Guarantor). The term "control" means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agreement" means this Secured Revolving Credit Agreement, as amended, supplemented or modified from time to time.

            "Anchor Lease" means a lease demising in excess of 50,000 square feet of gross leaseable area of the Improvements on any Property or a ground lease demising a portion of a Property on which a retail or entertainment establishment of at least 50,000 square feet has been or will be constructed.

            "Anchor-Owned Stores" means, for each Property, those department stores located on parcels contiguous to such Property which, together with the Improvements on such Property, are being operated as an integrated shopping center pursuant to the REA.

            "Anchors" means, for each Property, those department store companies which own, occupy and/or operate the related Anchor-Owned Stores or are the lessee under an Anchor Lease.

            "ANZ" means Australia and New Zealand Banking Group Limited.

            "Applicable Commitment Fee Rate" means 0.35% per annum.

            "Applicable Lending Office" means, for each Bank and for its LIBOR Loan or Base Rate Loan, as applicable, the lending office of such Bank (or of an Affiliate of such Bank) designated as such on its signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower as the office by which its LIBOR Loan or Base Rate Loan, as applicable, is to be made and maintained.

            "Applicable Margin" means, with respect to LIBOR Loans, 1.30% per annum.

            "Assignee" has the meaning specified in Section 12.05.

            "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of EXHIBIT A, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with
Section 12.05.

            "Authorization Letter" means a letter agreement executed by Borrower in the form of EXHIBIT B.

            "Bank" and "Banks" have the respective meanings specified in the preamble.

            "Banking Day" means (1) any day on which commercial banks are not authorized or required to close in New York City and (2) whenever such day relates to a LIBOR Loan, an Interest Period with respect to a LIBOR Loan, or notice with respect to a LIBOR Loan, a day on


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which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

            "Base Rate" means, for any day, the higher of (1) the Federal Funds Rate (or, at any time after a Bank has notified Borrower that it is funding, or intends to fund, a Base Rate Loan through the Federal Reserve Board's Century Date Change Special Liquidity Facility (the "Special Facility"), in the case of such Bank, the effective rate of interest payable by it on the relevant day for funds obtained from the Special Facility) for such day plus 0.50% or (2) the Prime Rate for such day.

            "Base Rate Loan" means all or any portion (as the context requires) of a Bank's Loan which shall accrue interest at a rate determined in relation to the Base Rate.

            "Borrower" has the meaning specified in the preamble.

            "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

            "CBA" means Commonwealth Bank of Australia.

            "Closing Date" means the date this Agreement has been executed by all parties.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations promulgated thereunder.

            "Collateral" means the Mortgaged Property under each Mortgage and any other collateral now or hereafter given for the Loans.

            "Collateral Assignment" means the Collateral Assignment by Guarantor to Administrative Agent for the benefit of the Banks with respect to a deed of trust encumbering Wheaton.

            "Confidential Information" means, with respect to Administrative Agent or any Bank (an "Affected Party"), information delivered to such Affected Party by or on behalf of Borrower, Guarantor, any Mortgagor or any other Affected Party in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is confidential or proprietary in nature at the time it is so delivered or information obtained by the Affected Party in the course of its review of the books or records of Borrower, Guarantor or any Mortgagor as contemplated herein; provided that such term shall not include information (1) that was publicly known or otherwise known to such Affected Party prior to the time it was so disclosed to such Affected Party, (2) that subsequently becomes publicly known through no act or omission by such Affected Party or any Person acting on the Affected Party's behalf (it being understood that confidential or proprietary information provided to or obtained by an Affected Party by, from or on behalf of Borrower, Guarantor or any Mortgagor that subsequently becomes publicly known shall nevertheless constitute "Confidential Information" until it becomes publicly known), (3) that otherwise becomes known to such Affected Party other than through disclosure by or on behalf of Borrower, Guarantor or any Mortgagor and is not conspicuously marked "confidential" or (4) that constitutes financial information delivered to such Affected Party that is otherwise publicly available.


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            "Connecticut Post" means the parcel(s) of real property known as
Connecticut Post Shopping Center, located in Milford, Connecticut, owned by Connecticut Post LP, including the Improvements thereon.

            "Connecticut Post LP" means The Connecticut Post Limited Partnership, a Connecticut limited partnership.

            "Continue", "Continuation" and "Continued" refer to the continuation pursuant to Section 2.13 of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

            "Convert", "Conversion" and "Converted" refer to a conversion pursuant to Section 2.13 of a Base Rate Loan into a LIBOR Loan or a LIBOR Loan into a Base Rate Loan, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of all or a portion of its Loan from one Applicable Lending Office to another.

            "Debt" means, without duplication, (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (other than obligations to trade creditors and service providers incurred in the ordinary course of business), (2) obligations as lessee under Capital Leases,
(3) current liabilities in respect of unfunded vested benefits under any Plan,
(4) obligations under letters of credit issued for the account of any Person,
(5) all obligations arising under bankers' or trade acceptance facilities, (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, (7) all obligations secured by any Lien on property owned by the Person whose Debt is being measured, whether or not the obligations have been assumed and (8) all obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

            "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

            "Default Rate" means a variable rate per annum equal to the Base Rate plus 4% per annum.

            "Disposition" means a sale (whether by assignment, transfer or Capital Lease) of an asset.

            "Dollars" and the sign "$" mean lawful money of the United States of America.

            "Elect", "Election" and "Elected" refer to election, if any, by Borrower pursuant to Section 2.13 to have all or a portion of an advance of the Loans be outstanding as LIBOR Loans.

            "Engineering Consultant" means such firm as may be designated by Administrative Agent from time to time for any Property.

            "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.


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

            "Environmental Law" means any Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the work place, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

            "Environmental Notice" means any written complaint, order, citation or notice from any Governmental Authority (1) affecting or relating to Borrower's, Guarantor's or any Mortgagor's compliance with any Environmental Law in connection with any activity or operations at any time conducted by Borrower, Guarantor or any Mortgagor, (2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any of Borrower's, Guarantor's or any Mortgagor's locations or facilities (including each of the Properties), including, without limitation, (a) the existence of any contamination or possible or threatened contamination at any such location or facility and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof or (3) relating to any violation or alleged violation of any relevant Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, including any rules and regulations promulgated thereunder.

            "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of organizations (within the meaning of Section 414(b) of the Code) as Borrower, Guarantor or any Mortgagor or is under common control (within the meaning of Section 414(c) of the Code) with Borrower, Guarantor or any Mortgagor or is required to be treated as a single employer with Borrower, Guarantor or any Mortgagor under Section 414(m) or 414(o) of the Code.

            "Event of Default" has the meaning specified in Section 9.01.

            "Excluded Taxes" means all present and future (1) taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges imposed on or measured by the overall net income of any Bank (or any office, branch or subsidiary of such Bank) or franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on any Bank (or any office, branch or subsidiary of such Bank), in each case imposed by the United States or any political subdivision or taxing authority thereof or therein, or (2) taxes on or measured by the overall net income of any office, branch or subsidiary of a Bank or franchise taxes, taxes imposed on doing business or taxes measured by capital or net worth imposed on any office, branch or subsidiary of such Bank, in each case imposed by any foreign country or subdivision thereof in which such Bank's principal office or Applicable Lending Office is located.

            "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360-day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day provided that (1) if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Banking Day as so published on the next succeeding Banking Day and (2) if no such rate is so published on such next succeeding Banking


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Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three (3) Federal Funds brokers to Administrative Agent on such day on such transactions.

            "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

            "Fiscal Year" means each period from January 1 to December 31.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 5.13 (except for changes concurred in by Guarantor's Accountants).

            "Good Faith Contest" means the contest of an item if (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted, (2) adequate reserves are established with respect to the contested item, (3) during the period of such contest, the enforcement of any contested item is effectively stayed and (4) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a Material Adverse Change.

            "Governmental Approvals" means any authorization, consent, approval, license, permit, certification, or exemption of, registration or filing with or report or notice to, any Governmental Authority.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantor" means Westfield America, Inc., a Missouri corporation, the general partner of Borrower.

            "Guarantor Consolidated Financial Statements" means the consolidated balance sheet and related consolidated statement of operations and cash flows, and footnotes thereto, of Guarantor, prepared in accordance with GAAP.

            "Guarantor's Accountants" means Ernst & Young LLP, or such other accounting firm(s) selected by Borrower and reasonably acceptable to the Required Banks.

            "Guaranty" means the Guaranty of Payment from Guarantor to the Banks, dated the date hereof.

            "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

            "Hypothetical Annualized Debt Service" means, as of any date of determination, an amount equal to the annual payment of principal and interest, assuming level debt service, required to fully amortize, over a term of thirty
(30) years, an amount equal to the outstanding principal amount under the Notes plus the total amount of outstanding Letters of Credit, each as of the date of determination, assuming such amount were to bear interest at a rate equal to 2.00% per annum in excess of the interpolated rate on a ten (10)-year United States Treasury Note assumed to be issued as of the date of determination; provided, however, that to the extent (x) interest rate protection contracts are assigned to Administrative Agent pursuant to Section
7.02 and (y) such assigned interest rate protection contracts have a remaining term, as of the date of determination, of at least four (4) years, such "assumed" interest rate with respect to portions of the outstanding principal amount of the Notes corresponding to the notional principal amounts covered by the assigned interest rate protection contracts shall be deemed to be fixed or capped, as the case may be, at the fixed or capped rate under the assigned interest rate protection contracts, plus the Applicable Margin.

            "Improvements" means, for each Property, all improvements now or hereafter located thereon.

            "Indemnity" means, for each Property, an agreement from Borrower, Guarantor and the applicable Mortgagor whereby, among other things, the Banks and Administrative Agent are indemnified regarding Hazardous Materials.

            "Initial Advance" means the first advance of proceeds of the Loans.

            "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the date the same is advanced, converted from a Base Rate Loan or Continued, as the case may be, and ending, as Borrower may select pursuant to
Section 2.06, on the numerically corresponding day in the first, second, third or (if available) fourth or sixth calendar month thereafter, provided that, in any case, each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

            "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

            "Letter of Credit" has the meaning specified in Section 2.17(a).

            "LIBOR Base Rate" means, with respect to any Interest Period therefor, the rate per annum (rounded up, if necessary, to the nearest 1/100 of 1%) that appears on Dow Jones Page 3750 at approximately 11:00 a.m. (London time) on the date (the "LIBOR Determination Date") two (2) Banking Days prior to the first day of the applicable Interest Period, for amounts comparable to the amount requested by Borrower for the same period of time as the Interest Period; or, if such rate does not appear on Dow Jones Page 3750 as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date, the rate (rounded up, if necessary, to the nearest 1/100 of 1%) for deposits in Dollars for a period comparable to the applicable Interest Period that appears on the Reuters Screen LIBOR Page as of approximately 11:00 a.m. (London time) on the

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LIBOR Determination Date. If such rate does not appear on either Dow Jones Page
3750 or on the Reuters Screen LIBOR Page as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date, the LIBOR Base Rate for the Interest Period will be determined on the basis of the offered rates for deposits in Dollars for an amount comparable to the amount requested by Borrower for the same period of time as such Interest Period that are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time) on the LIBOR Determination Date. Administrative Agent will request that the principal London office of each of the four (4) major banks provide a quotation of its Dollar deposit offered rate. If at least two (2) such quotations are provided, the LIBOR Base Rate will be the arithmetic mean of the quotations. If fewer than two (2) quotations are provided as requested, the LIBOR Base Rate will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for amounts comparable to such amount requested by Borrower for the same period of time as such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) on the LIBOR Determination Date. In the event that Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Base Rate cannot be determined. For purposes of the foregoing definition, "Dow Jones Page 3750" means the display designated as "Page 3750" on the Dow Jones Markets Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits); and "Reuters Screen LIBOR Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying interbank rates from London in Dollars).

            "LIBOR Interest Rate" means, for any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined by Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Loan for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such LIBOR Loan for such Interest Period.

            "LIBOR Loan" means all or any portion (as the context requires) of any Bank's Loan which shall accrue interest at rate(s) determined in relation to LIBOR Interest Rate(s).

            "LIBOR Reserve Requirement" means, for any LIBOR Loan, the rate at which reserves (including any marginal, supplemental or emergency reserves) are actually required to be maintained during the Interest Period for such LIBOR Loan under Regulation D by the applicable Bank against "Eurocurrency liabilities" (as such term is used in Regulation D).

            "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for collateral purposes, deposit arrangement, lien (statutory or other), or other security agreement or charge of any kind or nature whatsoever of any third party (excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction to evidence any of the foregoing).

            "Loan" and "Loans" have the respective meanings specified in Section 2.01.

            "Loan Commitment" means, with respect to each Bank, the obligation to make a Loan in the principal amount set forth below or in the applicable Assignment and Assumption Agreement, as such amount may be modified from time to time in accordance with the provisions of Section 2.11, 3.07 or 12.05:


 Bank                                               Loan Commitment

       NAB                                           $200,000,000

       CBA                                            150,000,000

       ANZ                                             50,000,000

       UBS                                             50,000,000
                                                       ----------

                                                     $450,000,000

            "Loan Documents" means this Agreement, the Notes, the Mortgage and related Uniform Commercial Code financing statements for each Property, the Indemnity for each Property, the Guaranty, the assignment required by paragraph
(22) of Section 4.01 and any subsequent such assignment required by Section 7.02 and related Uniform Commercial Code financing statements, the Collateral Assignment, the Solvency Certificates and any other documents evidencing or securing the Loan.

            "Major Lease" means a lease demising in excess of 7,500 square feet of gross leaseable area of the Improvements on any Property.

            "Material Adverse Change" means either (1) a material adverse change in the status of the business, financial condition or properties (taken as a whole) of Borrower or Guarantor, or of the Mortgagors taken as a whole, or (2) any event or occurrence of whatever nature which is likely to (x) have a material adverse effect on the ability of Borrower or Guarantor, or of the Mortgagors taken as a whole, to perform its or their material obligations under the Loan Documents or (y) create, in the reasonable judgment of Administrative Agent, a material risk of sale or forfeiture of any of the Collateral (other than an immaterial portion thereof) or otherwise impair any of the Banks' rights to exercise their remedies under the Loan Documents, taken as a whole, or the enforceability of the Loan Documents, taken as a whole.

            "Maturity Date" means December 15, 2002, as such date may be extended pursuant to Section 2.20.

            "Mortgage" means, for each Property, the Mortgage (or Deed of Trust), Assignment of Leases and Rents and Security Agreement in respect thereof, in the principal amount of $450,000,000, from the applicable Mortgagor for the benefit of Administrative Agent, as agent for the Banks, to secure the payment and performance of the Obligations.

            "Mortgaged Property" means, for each Property, the applicable Mortgagor's interest in the Property, the Improvements thereon and all other property constituting the "Mortgaged Property", as said quoted term is defined in the applicable Mortgage.

            "Mortgagor" means, the following Persons, each of which is wholly owned, directly or indirectly, by Borrower and/or Guarantor: with respect to Connecticut Post, Connecticut Post LP; with respect to Palm Desert, Palm Desert LLC; with respect to Promenade, Promenade LLC; with respect to South County, South County Center LLC; with respect to Westland, Westland Town Center LLC; with respect to Wheaton, Wheaton Plaza Regional Shopping Center LLP; and with respect to such other properties as may become Properties pursuant to Section 2.18, the respective owners of such Properties.

            "Mortgagor Financial Statements" means, for each Mortgagor, a balance sheet and related income statement and, in the case of the annual Mortgagor Financial Statements required by Section 6.09(l), a related statement of cash flows, and footnotes to the foregoing, of such Mortgagor, prepared in accordance with GAAP.

            "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "NAB" has the meaning specified in the preamble.

            "Non-Excluded Taxes" has the meaning specified in Section 12.17.

            "Note" and "Notes" have the respective meanings specified in Section 2.09.

            "Obligations" means each and every obligation, promise, covenant and agreement of Borrower, now or hereafter existing, contained in this Agreement, the Notes and any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, late charges, indemnities or otherwise, and any amendments, supplements, extensions, renewals or replacements of any of said documents, including but not limited to, all indebtedness, obligations and liabilities (and all increases or additions thereto) of Borrower or any Mortgagor to Administrative Agent or any Bank now existing or hereafter incurred under or arising out of or in connection with this Agreement, the Notes, the other Loan Documents, or any documents or instruments executed in connection therewith; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of Borrower or any Mortgagor under any instrument now or hereafter evidencing or securing any of the foregoing.

            "Outstanding Indebtedness" means, as of any time, all outstanding indebtedness and liability for borrowed money (which shall be deemed to include obligations as lessee under Capital Leases), secured or unsecured, of Borrower and all outstanding indebtedness and liability for borrowed money (which shall be deemed to include obligations as lessee under Capital Leases), secured or unsecured, attributable to Borrower's beneficial interest in its consolidated businesses and unconsolidated joint ventures in which it owns an interest, as reflected in the Guarantor Consolidated Financial Statements.

            "Palm Desert" means to parcel(s) of real property known as Palm Desert Shopping Center, located in Palm Desert, California, owned by Palm Desert LLC, including Improvements thereon.

            "Palm Desert LLC" means WEA Palm Desert LLC, a Delaware limited liability company.

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "Participant" and "Participation" have the respective meanings specified in Section 12.05.

            "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

            "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower, Guarantor, any Mortgagor or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

            "Premises Documents" means, for each Property, the REA for such Property and the other "Premises Documents," as such term is defined in the Mortgage for such Property.

            "Presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

            "Prime Rate" means that rate of interest from time to time announced by NAB at its Principal Office as its prime commercial lending rate.

            "Principal Office" means the principal office of NAB in New York City, presently located at 200 Park Avenue, 34th Floor.

            "Prior Loan" means the unsecured revolving loan to Guarantor of up to $600,000,000 made pursuant to a Credit Agreement dated as of May 30, 1997, as amended.

            "Pro Rata Share" means, with respect to each Bank, a fraction, the numerator of which is the amount of such Bank's Loan Commitment and the denominator of which is the Total Loan Commitment.

            "Prohibited Transaction" means any transaction proscribed by Section 406 of ERISA or Section 4975 of the Code and to which no statutory or administrative exemption applies.

            "Promenade" means the parcel(s) of real property known as Promenade Shopping Center, located in Woodland Hills, California, owned by Promenade LLC, including the Improvements thereon.

            "Promenade LLC" means Promenade LLC, a Delaware limited liability company.

            "Property" means, respectively, each of Connecticut Post, Palm Desert, Promenade, South County, Westland and Wheaton and such other properties as may be added as a Property pursuant to Section 2.18; excluding, however, any Property that may be released pursuant to said Section.

            "Property Capitalized Value" means, as of any date of determination, the quotient of (1) Property EBITDA for the four calendar quarters ending with the most recent quarter for which Borrower, Guarantor and Mortgagors are required to report financial results pursuant to this Agreement, divided by (2) the Weighted Average Capitalization Rate; provided, however, that if the circumstances exist that would permit Administrative Agent to apply casualty insurance proceeds or condemnation awards with respect to a particular Property to the repayment of the Loans pursuant to Section 1.09 or Section 1.13 of the Mortgage of such Property (other than in the case of a partial condemnation or casualty that does not materially affect the income from the Property), then, immediately upon the occurrence of such circumstances, such Property shall be deemed to make no contribution to Property Capitalized Value.

            "Property EBITDA" means, for any period of time, the sum, for all Mortgagors, of revenues less operating costs (including general and administrative expenses) before interest, income taxes, depreciation and amortization and unusual items (including, without limitation, non-recurring items such as gains and losses from asset sales), adjusted to eliminate the effects of straight lining of rents.

            "REA" means, for each Property, any reciprocal easement and operating or similar agreement by and among Mortgagor and one or more Anchors (together with any agreements supplemental or incidental thereto) pursuant to which the Improvements and the related Anchor-Owned Stores are being operated as an integrated shopping center. The REA for each Property is more particularly described in the Mortgage for such Property.

            "Regulation D" and "Regulation U" mean, respectively, Regulation D and Regulation U of the Board of Governors of the Federal Reserve System.

            "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

            "Required Banks" means, at any time, those Banks having Loan Commitments aggregating greater than 50% of the aggregate amount of all Loan Commitments; provided, however, that during the existence of an Event of Default, the "Required Banks" shall be those Banks holding greater than 50% of the then aggregate unpaid principal amount of the Notes.

            "Solvency Certificate" means a certificate in substantially the form of EXHIBIT E, to be delivered by Borrower, Guarantor and each Mortgagor pursuant to the terms of this Agreement.

            "Solvent" means, when used with respect to any Person, that the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person (taking into account, in the case of each Mortgagor, that it has a right to contribution from each other Mortgagor and/or Borrower with respect to the obligations under its Mortgage).

            "South County" means the parcel(s) of real property known as South County Shopping Center, located in St. Louis, Missouri, owned by South County Center LLC, including the Improvements thereon.

            "South County Center LLC" means South County Center LLC, a Delaware limited liability company.

            "Specified Hedging Contracts" means, collectively, the interest rate swap between Guarantor and Australia and New Zealand Banking Group Limited, having an effective date of January 12, 1998, with respect to a notional amount of $100,000,000 and the interest rate swap between Guarantor and Commonwealth Bank of Australia, having an effective date of December 11, 1998, with respect to a notional amount of $100,000,000.

            "Supplemental Fee Letters" means those two (2) certain letter agreements, dated the date hereof, between Borrower and Administrative Agent with regard to certain fees in connection with the Loans.

            "Title Insurer" means, for each Property, the issuer(s) of the title insurance policy(ies) insuring the Mortgage thereon.

            "Total Loan Commitment" means the sum of the Loan Commitments of all the Banks.

            "UBS" means UBS AG, Stamford Branch.

            "United States" and "U.S." mean the United States of America.

            "Weighted Average Capitalization Rate" means, (i) initially, 8.25%; and (ii) thereafter, a rate, redetermined upon any addition or release of a Property pursuant to Section 2.18 or upon any reappraisal of a Property pursuant to Section 2.19, equal to, as of the date of determination, the greater of (x) 8.25% or (y) the weighted average for all Properties (based upon the Properties' respective appraised values pursuant to the appraisals thereof referred to below) of the quotients of (1) each Property's contribution to Property EBITDA for the four (4) calendar quarters ending with the most recent quarter for which Borrower, Guarantor and Mortgagors are required to report financial results pursuant to this Agreement prior to the most recent appraisal of such Property pursuant to Section 2.18(b)(v), 2.19 or 4.01(8), as the case may be, divided by (2) the appraised value of such Property pursuant to such most recent appraisal. Notwithstanding the foregoing, if any re-computation of the Weighted Average Capitalization Rate pursuant to clause (ii) (y) above results in a Weighted Average Capitalization Rate that is, in the judgment either of Borrower or the Required Banks, unreasonable, then the rate under said clause (ii) (y) shall be as may be mutually agreed to by Borrower and the Required Banks, each acting in good faith.

            "Westland" means the parcel(s) of real property known as Westland Shopping Center, located in Lakewood, Colorado, owned by Westland Town Center LLC, including the Improvements thereon.

            "Westland Town Center LLC" means Westland Town Center LLC, a Delaware limited liability company.

            "Wheaton" means the parcel(s) of real property known as Wheaton Shopping Center, located in Wheaton, Maryland, owned by Wheaton Plaza Regional Shopping Center LLP, including the Improvements thereon.

            "Wheaton Plaza Regional Shopping Center LLP" means Wheaton Plaza Regional Shopping Center LLP, a Maryland limited liability partnership.

            SECTION 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

            SECTION 1.03. Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

            SECTION 1.04. Rules of Construction. Except as otherwise provided or indicated, when used in this Agreement (1) "or" is not exclusive, (2) a reference to a Law includes any amendment, modification or supplement to, or replacement of, such Law, (3) a reference to a Person includes its permitted successors and permitted assigns, (4) all terms defined in the singular shall have a correlative meaning when used in the plural and vice versa, (5) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms or as permitted by the Loan Documents,
(6) all references to Articles, Sections or Exhibits shall be to Articles and Sections of, and Exhibits to, this Agreement, (7) unless otherwise indicated, "hereunder", "herein", "hereof" and the like refer to this Agreement as a whole and (8) all Exhibits and Schedules to this Agreement shall be incorporated into this Agreement.

                                   ARTICLE II

                                    THE LOANS

            SECTION 2.01. The Loans. Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make a loan to Borrower (each such loan by a

Bank, a "Loan"; such loans, collectively, the "Loans") pursuant to which each Bank shall from time to time advance and re-advance to Borrower an amount equal to the excess of the amount of such Bank's Loan Commitment over the amount of all previous advances made by such Bank under its Loan Commitment which remain unpaid. For purposes of the immediately preceding sentence, a Bank's Pro Rata Share of the amount of outstanding Letters of Credit shall be deemed to be advanced. Within the limits set forth herein, Borrower may borrow from time to time under this Section 2.01 and prepay from time to time pursuant to Section
2.10 (subject, however, to the restrictions on prepayment set forth in such Section) and thereafter re-borrow pursuant to this Section 2.01.

            The Loans may be outstanding as (1) Base Rate Loans, (2) LIBOR Loans or (3) a combination of the foregoing, as Borrower shall elect and notify Administrative Agent in accordance with Section 2.15. The LIBOR Loan and Base Rate Loan of each Bank shall be maintained at such Bank's Applicable Lending Office for its LIBOR Loan and Base Rate Loan, respectively.

            The obligations of the Banks under this Agreement are several, and no Bank shall be responsible for the failure of any other Bank to make any advance of a Loan to be made by such other Bank. However, the failure of any Bank to make any advance of the Loan to be made by it hereunder on the date specified therefor shall not relieve any other Bank of its obligation to make any advance of its Loan specified hereby to be made on such date.

            SECTION 2.02. Purpose. Borrower shall use the proceeds of the Loans for general capital and working capital purposes of Borrower, Guarantor and the subsidiaries of Borrower or Guarantor, including, without limitation, redeveloping, refurbishing and/or expanding Properties, and acquiring other shopping centers or malls in the United States and other uses directly related to the operations of Guarantor, Borrower and their respective subsidiaries and the ownership of their respective properties. All or part of the Initial Advance shall be used to repay sums owing under the Prior Loan. In no event shall proceeds of the Loans be used for any illegal purpose or for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

            SECTION 2.03. Advances, Generally. The Initial Advance shall be made upon satisfaction of the conditions set forth in Section 4.01. Subsequent advances shall be made no more frequently than weekly upon satisfaction of the conditions set forth in Section 4.02. The amount of each advance subsequent to the Initial Advance shall be in the minimum amount of $1,000,000 (unless less than $1,000,000 is available for disbursement pursuant to the terms hereof at the time of any subsequent advance, in which case the amount of such subsequent advance shall be equal to such remaining availability) and in integral multiples of $100,000 above such amount.

            SECTION 2.04. Procedures for Advances. Borrower shall submit to Administrative Agent a request for each advance hereunder, stating the amount requested and certifying the purpose for which such advance is to be used, no later than Noon (New York time) on the date three (3) Banking Days prior to the date the advance is to be made. Administrative Agent, upon its receipt and approval of the requisite documents for the advance, will so notify the Banks either by telephone or by facsimile. Not later than Noon (New York time) on the date of each advance, each Bank shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be advanced by it on such day available to Administrative Agent, at Administrative Agent's Office and in immediately available funds for the account of Borrower. The amount so received by Administrative Agent shall, subject to the conditions of this Agreement, be made available to Borrower, in immediately available funds, by Administrative Agent's wiring such funds in accordance with Borrower's written instructions.

            SECTION 2.05. Additional Conditions to Advances. Each advance of the Loans shall be subject, in addition to the other limitations and conditions set forth herein, to, at Administrative Agent's request, Administrative Agent's receipt of a certificate, of the sort required by paragraph (3)(b) of Section 6.09, which shall demonstrate Borrower's compliance (on a pro-forma basis, as of the date of the advance, taking into account the making of the advance) with all covenants enumerated in said paragraph (3)(b).

            SECTION 2.06. Interest Periods; Renewals. In the case of the LIBOR Loans, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (1) no Interest Period may extend beyond the Maturity Date, (2) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day and (3) only ten (10) discrete segments of a Bank's Loan bearing interest at a LIBOR Interest Rate, for a designated Interest Period, pursuant to a particular Election, Conversion or Continuation, may be outstanding at any one time (each such segment of each Bank's Loan corresponding to a proportionate segment of each of the other Banks' Loans); provided, however, that the number of such segments may be increased at the request of Borrower with the consent of Administrative Agent (such consent not to be unreasonably withheld).

            Upon notice to Administrative Agent as provided in Section 2.15, Borrower may Continue any LIBOR Loan on the last day of the Interest Period for an Interest Period of the same or different duration in accordance with the limitations provided above. If Borrower shall fail to give notice to Administrative Agent of such a Continuation, such LIBOR Loan shall automatically become a Base Rate Loan on the last day of the current Interest Period.

            SECTION 2.07. Interest. Borrower shall pay interest to Administrative Agent for the account of the applicable Bank on the outstanding and unpaid principal amount of the Notes, at a rate per annum as follows: (1) for Base Rate Loans at a rate equal to the Base Rate and (2) for LIBOR Loans at a rate equal to the applicable LIBOR Interest Rate plus the Applicable Margin. Any principal amount not paid when due (when scheduled, at acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.

            The interest rate on Base Rate Loans shall change when the Base Rate changes. Interest on Base Rate Loans and LIBOR Loans shall not exceed the maximum amount permitted under applicable law. Interest shall be calculated for the actual number of days elapsed on the basis of, in the case of Base Rate Loans and LIBOR Loans, three hundred sixty (360) days.

            Accrued interest shall be due and payable in arrears upon and with respect to any prepayment of principal and on the first Banking Day of each calendar month; provided, however, that interest accruing at the Default Rate shall be due and payable on demand.

            SECTION 2.08. Fees. (a) Borrower shall during the term of the Loans, pay to Administrative Agent for the account of each Bank a commitment fee computed on the daily unused Loan Commitment of such Bank (it being understood that a Bank's Pro Rata Share of the amount of outstanding Letters of Credit shall be considered "used" for this purpose), at a rate per annum equal to the daily Applicable Commitment Fee Rate, calculated on the basis of a year of three hundred sixty-five (365) days for the actual number of days elapsed. The accrued commitment fees shall be due and payable in arrears quarterly on the first Banking Day of each January, April, July and October hereafter, and upon the Maturity Date or earlier termination of the Loan Commitments.

            (b) Borrower shall, during the term of the Loans, pay to Administrative Agent, for its own account, an administration fee of $60,000 per annum, payable in advance in quarterly installments of $15,000 on the date hereof and on the first Banking Day of each January, April, July and October hereafter until the Loans are repaid in full and the Loan Commitments are fully terminated (it being understood that each quarter's administration fee shall be non-refundable once paid and pro-rated for a partial quarter).

            (c) Borrower shall pay to Administrative Agent, for the accounts of the parties specified therein, the fees provided for, on the dates specified, in the Supplemental Fee Letters.

            SECTION 2.09. Notes. The Loan made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a promissory note of Borrower in the form of EXHIBIT C duly completed and executed by Borrower, in a principal amount equal to such Bank's Loan Commitment, payable to such Bank for the account of its Applicable Lending Office (each such note, as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, including any substitute note pursuant to Section 3.07 or 12.05, a "Note"; all such notes, collectively, the "Notes"). The Notes shall mature, and all outstanding principal and accrued interest and other sums thereunder shall be paid in full, on the Maturity Date, as the same may be accelerated.

            Each Bank is hereby authorized by Borrower to endorse on the schedule attached to the Notes held by it, the amount of each advance, and each payment of principal received by such Bank for the account of its Applicable Lending Office(s) on account of its Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Loan made by such Bank. The failure by any Bank to make such notations with respect to its Loan or each advance or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Notes.

            SECTION 2.10. Prepayments. Borrower may, upon at least one (1) Banking Day's notice to Administrative Agent in the case of the Base Rate Loans, and at least three (3) Banking Days' notice to Administrative Agent in the case of LIBOR Loans, prepay the Loans, provided that (1) any partial prepayment under this Section shall be in integral multiples of $1,000,000, (2) any prepayment of LIBOR Loan on other than the last day of the applicable Interest Period for such LIBOR Loan shall be subject to the provisions of Section 3.05 and (3) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid through the date of prepayment.

            SECTION 2.11. Termination of Commitments. (a) At any time, Borrower shall have the right, without premium or penalty, to terminate the unused Loan Commitments, in whole or in part, from time to time, provided that (1) Borrower shall give notice of each such termination to Administrative Agent, specifying the amount of the termination, no later then Noon (New York time) on the date which is fifteen (15) days prior to the effectiveness of such termination, (2) the Loan Commitments of each of the Banks must be terminated ratably and simultaneously with those of the other Banks and (3) each partial termination of the Loan Commitments as a whole (and corresponding reduction of the Total Loan Commitment) shall be in an integral multiple of $1,000,000.

            (b) The Loan Commitments, to the extent terminated, may not be reinstated.

            SECTION 2.12. Method of Payment. Borrower shall make each payment under this Agreement and under the Notes not later than Noon (New York time) on the date when due in Dollars to Administrative Agent at Administrative Agent's Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Bank (1) such Bank's appropriate share (based upon the respective outstanding principal amounts and rate(s) of interest under the Notes of the Banks) of the payments of principal and interest in like funds for the account of such Bank's Applicable Lending Office and (2) fees payable to such Bank in accordance with the terms of this Agreement.

            Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and other fees, as the case may be.

            SECTION 2.13. Elections, Conversions or Continuation of Loans. Subject to the provisions of Article III and Sections 2.06 and 2.14, Borrower shall have the right to Elect to have all or a portion of any advance of the Loans be LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans, to Convert LIBOR Loans into Base Rate Loans, or to Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that (1) Borrower shall give Administrative Agent notice of each such Election, Conversion or Continuation as provided in Section 2.15 and (2) a LIBOR Loan may be Converted or Continued only on the last day of the applicable Interest Period for such LIBOR Loan. Except as otherwise provided in this Agreement, each Election, Continuation and Conversion shall be applicable to each Bank's Loan in accordance with its Pro Rata Share.

            SECTION 2.14. Minimum Amounts. With respect to the Loans as a whole, each Election and each Conversion shall be in an amount at least equal to $1,000,000 and in integral multiples of $100,000.

            SECTION 2.15. Certain Notices Regarding Elections, Conversions and Continuations of Loans. Notices by Borrower to Administrative Agent of Elections, Conversions and Continuations of LIBOR Loans shall be irrevocable and shall be effective only if received by Administrative Agent not later than Noon (New York time) on the number of Banking Days prior to the date of the relevant Election, Conversion or Continuation specified below:


                                                          Number of
Notice                                                    Banking Days Prior

Conversions into Base Rate Loans                          two (2)

Election of, Conversions into or
  Continuations as, LIBOR Loans                           three (3)

Promptly following its receipt of any such notice, Administrative Agent shall so advise the Banks either by telephone or by facsimile. Each such notice of Election shall specify the portion of the amount of the advance that is to be LIBOR Loans (subject to Section 2.14) and the duration of the Interest Period applicable thereto (subject to Section 2.06); each such notice of Conversion shall specify the LIBOR Loans or Base Rate Loans to be Converted; and each such notice of Conversion or Continuation shall specify the date of Conversion or Continuation (which shall be a Banking Day), the amount thereof (subject to Section 2.14) and the duration of the Interest Period applicable thereto (subject to Section 2.06). In the event that Borrower fails to Elect to have any portion of an advance be LIBOR Loans, the entire amount of such advance shall constitute Base Rate Loans. In the event that Borrower fails to Continue LIBOR Loans within the time period and as otherwise provided in this Section, such LIBOR Loans will be automatically Converted into Base Rate Loans on the last day of the then current applicable Interest Period for such LIBOR Loans.

            SECTION 2.16. Late Payment Premium. Borrower shall, at Administrative Agent's option, pay to Administrative Agent for the account of the Banks a late payment premium in the amount of 2% of any payments of principal (other than principal due on the Maturity Date, whether as scheduled or by acceleration or otherwise) or interest under the Loans made more than fifteen (15) days after the due date thereof, which shall be due with any such late payment.

            SECTION 2.17. Letters of Credit. (a) Borrower may request, in lieu of advances of proceeds of the Loans, that Administrative Agent issue unconditional, irrevocable standby letters of credit (each, a "Letter of Credit") for the account of Borrower, payable by sight drafts, for such beneficiaries and with such other terms as Borrower shall specify.

            (b) The amount of any such Letter of Credit shall not exceed the lesser of (1) $75,000,000 less the amount of all other Letters of Credit then issued and outstanding or (2) the amount available for disbursement to Borrower hereunder, it being understood that the amount of each Letter of Credit issued and outstanding shall effect a reduction, by an equal amount, of the amount available for disbursement hereunder as provided in Section 2.01.

            (c) The amount of each Letter of Credit shall be further subject to the limitations applicable to amounts of advances set forth in Section 2.03 and the procedures for the issuance of each Letter of Credit shall be the same as the procedures applicable to the making of advances as set forth in the first sentence of Section 2.04. Upon Administrative Agent's receipt of a request for the issuance of, and upon its issuance of, each Letter of Credit, it shall promptly notify each of the Banks.

            (d) Administrative Agent's issuance of each Letter of Credit shall be subject to Borrower's satisfaction of all conditions precedent to its entitlement to an advance of proceeds of the Loans.

            (e) Each Letter of Credit shall expire no later than the earlier of one (1) month prior to the Maturity Date or one (1) year after the date of its issuance.

            (f) In connection with, and as a further condition to the issuance of, each Letter of Credit, Borrower shall execute and deliver to Administrative Agent an application for the Letter of Credit on Administrative Agent's standard form therefor, together with such other documents, opinions and assurances as the Administrative Agent shall reasonably require.

            (g) In connection with each Letter of Credit, Borrower hereby covenants to pay to Administrative Agent the following fees, each payable quarterly in arrears (on the first Banking Day of each calendar quarter following the issuance of the Letter of Credit): (1) a fee, payable to Administrative Agent for the account of the Banks, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum equal to the "Banks' L/C Fee Rate" (as hereinafter defined) and (2) a fee, payable to Administrative Agent for its own account, computed daily on the amount of the Letter of Credit issued and outstanding at a rate per annum of 0.20%. For purposes of this Agreement, the "Banks' L/C Fee Rate" shall mean, at any time, a rate per annum equal to the Applicable Margin for LIBOR Loans less 0.20% per annum. Each such fee shall be computed on the basis of a year of three hundred sixty-five (365) days for the actual number of days elapsed. It is understood and agreed that the last installment of the fees provided for in this paragraph
(g) with respect to any particular Letter of Credit shall be due and payable on the first day of the calendar quarter following the return, undrawn, or cancellation of such Letter of Credit. In addition, Borrower shall pay Administrative Agent's customary administrative fees in connection with its issuance, extension, amendment and drawing of all Letters of Credit.

            (h) The parties hereto acknowledge and agree that, immediately upon notice from Administrative Agent of any drawing under a Letter of Credit, each Bank shall, notwithstanding the existence of a Default or Event of Default or the non-satisfaction of any conditions precedent to the making of an advance of the Loans, advance proceeds of its Loan, in an amount equal to its Pro Rata Share of such drawing, which advance shall be made to Administrative Agent to reimburse Administrative Agent, for its own account, for such drawing. Each of the Banks further acknowledges that its obligation to fund its Pro Rata Share of drawings under Letters of Credit as aforesaid shall survive the Banks' termination of this Agreement or enforcement of remedies hereunder or under the other Loan Documents.

            (i) Borrower agrees, during the existence of an Event of Default and at the request of the Required Banks, (1) to deposit with Administrative Agent cash collateral in the amount of all the outstanding Letters of Credit, which cash collateral shall be held by Administrative Agent as security for Borrower's obligations in connection with the Letters of

Credit, and (2) to execute and deliver to Administrative Agent such documents as Administrative Agent requests to confirm and perfect the assignment of such cash collateral to Administrative Agent.

            (j) The parties hereto acknowledge that Administrative Agent has issued the letters of credit identified on EXHIBIT G pursuant to the Credit Agreement governing the Prior Loan, that said letters of credit shall remain in effect notwithstanding the termination of the Prior Loan, and that said letters of credit shall be treated as though issued pursuant to this Agreement and shall constitute "Letters of Credit" for all purposes of this Agreement.

            SECTION 2.18. Additions and Releases of Properties. (a) Subject to the conditions set forth below in this Section, Borrower shall have the right from time to time to (1) cause one or more shopping center properties reasonably approved by the Required Banks (which, for purposes of such approval and the approval required by clause (2) below, must include both NAB and UBS, so long as, in either case, its Loan Commitment equals or exceeds $35,000,000) to be encumbered by a Mortgage and thereby become a Property and (2) obtain the satisfaction of the Mortgage encumbering a Property (which shall, in the case of Connecticut Post, Palm Desert and Westland, but not otherwise, be conditioned on the approval of the Required Banks), each such addition or release of a Property to effect an immediate change in the computations of compliance with the covenants set forth in Section 8.01.

            (b) The addition of any Property shall be subject to the satisfaction of the following conditions:

            (i) There shall exist no Default or Event of Default;

            (ii) Administrative Agent shall have received (x) a Mortgage of the Property to be added, duly executed by the new Mortgagor and recorded (or delivered for recording) in the appropriate land records, together with executed financing statements filed (or delivered for filing) under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of Administrative Agent, desirable to perfect the lien created by said Mortgage and (y) an Indemnity, duly executed by Borrower, Guarantor and the new Mortgagor (each such Mortgage and Indemnity to be substantially in the form of the Mortgages and Indemnities with respect to the Properties initially given as security for the Loans but with such changes as Administrative Agent reasonably deems necessary or advantageous under local law or in connection with the particular Property);

            (iii) Each of the Property-specific representations and warranties set forth in this Agreement shall be true and correct in all material respects with respect to the Property to be added;

            (iv) The Property to be added shall not have suffered any material casualty and no eminent domain proceedings material to the Property shall have been commenced (or threatened) with respect to all or any part thereof;

            (v) Administrative Agent shall have received an appraisal of the Property, which appraisal shall satisfy the conditions set forth in clauses (1), (2) and (3) of Section 2.19;

            (vi) Administrative Agent shall have received and approved (x) each of the items listed in paragraphs (6), (7) and (9) through (20) of Section
      4.01 with respect to the Property to be added or the new Mortgagor, as the case may be; (y) endorsements to the title insurance policies insuring the Mortgages confirming the tie-in provisions thereof; and (z) an amendment to the contribution agreement required by paragraph (21) of Section 4.01 to add the new Mortgagor as a party thereto;

            (vii) Administrative Agent shall have received from Borrower, and approved, a certificate of the sort required by paragraph (3)(b) of
      Section 6.09, which shall demonstrate Borrower's compliance, as of the date of the addition of the Property to be added, taking into account the addition of such Property, with the covenants enumerated in said paragraph
      (3)(b);

            (viii) Administrative Agent shall have received such other documents and assurances as it may reasonably request, all in form and substance reasonably satisfactory to Administrative Agent; and

            (ix) Administrative Agent shall have received payment of all its reasonable out-of-pocket expenses in connection with the addition of the Property, including reasonable fees and expenses of counsel.

            (c) The release of any Property shall be subject to the satisfaction of the following conditions:

            (i) There shall exist no Default or Event of Default;

            (ii) Administrative Agent shall have received from Borrower, and approved, a certificate of the sort required by paragraph (3)(b) of
      Section 6.09, which shall demonstrate Borrower's compliance, as of the date of the proposed release of the Property, taking into account the release of the Property; if necessary, Borrower shall make a payment in reduction of the outstanding principal amount of the Notes in an amount such that said covenants are complied with; and

            (iii) Administrative Agent shall have received from Borrower payment of Administrative Agent's reasonable out-of-pocket expenses in connection with such release, including reasonable fees and expenses of counsel.

Upon any such release of a Property, such Property shall no longer constitute a "Property" hereunder and the owner thereof shall no longer be a "Mortgagor" hereunder and shall be deemed released from all liability and obligations under the Loan Documents (other than any liability or obligations under its Indemnity that survive pursuant to the terms of the Indemnity).

            SECTION 2.19. Reappraisals of Properties. At the request of the Required Banks or of Borrower, any Property shall be reappraised from time to time for purposes of determining the contribution of such Property to the Weighted Average Capitalization Rate; provided, however, that no Property shall be reappraised at the request of the Required Banks more than once during the term of the Loans nor reappraised at the request of Borrower more than once during the term of the Loans. Each such reappraisal shall (1) conform to the requirements of FIRREA, (2) be performed by an M.A.I. appraiser engaged by Administrative

Agent and approved by the Required Banks (it being understood that, in connection such approval, the Banks agree to confer in good faith with Borrower and act reasonably) and (3) be reasonably acceptable in form and substance (including methods, procedures and scope of services) to the Required Banks. The cost of each such reappraisal shall be paid by Borrower.

            SECTION 2.20. Extension of Maturity Date. At Borrower's request at any time prior to the first anniversary of the date of the Initial Advance, and with the approval of all the Banks, the Maturity Date shall be extended for one
(1) period of one (1) year, subject to such conditions as the Banks may require.

                                  ARTICLE III

                       YIELD PROTECTION; ILLEGALITY; ETC.

            SECTION 3.01. Additional Costs. Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining a LIBOR Loan, or its obligation to make or maintain a LIBOR Loan, or its obligation to Convert a Base Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of its LIBOR Loan or such obligations which increased costs or reduction such Bank deems to be material (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

            (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any such LIBOR Loan (other than any changes with respect to Excluded Taxes or any changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Bank or its Applicable Lending Office by the United States or its political subdivisions or the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

            (2) (other than to the extent the LIBOR Reserve Requirement is taken into account in determining the LIBOR Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Loan or any deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01), or any commitment of such Bank (including such Bank's Loan Commitment hereunder); or

            (3) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

            Without limiting the effect of the provisions of the first paragraph of this Section, in the event that, by reason of any Regulatory Change, any Bank either (x) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits of other liabilities of such Bank which includes deposits by reference to which the LIBOR Interest Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Interest Rate or (y) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Bank to permit Elections of, to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such Regulatory Change ceases to be in effect; provided, however, that (A) prior to suspending its obligation to make or maintain LIBOR Loans pursuant to clause (x) of this paragraph, such Bank shall notify Borrower (with a copy to Administrative Agent) of the Additional Costs that would result from such Bank's continuing to make LIBOR Loans available, and give Borrower the opportunity to pay such Additional Costs, and, if Borrower pays to Administrative Agent, for the account of such Bank, such Additional Costs within five (5) Banking Days after such notification by such Bank, such Bank shall continue to make LIBOR Loans available to Borrower and (B) each Bank will treat Borrower in a non-discriminatory fashion (i.e., will treat Borrower in substantially the same manner as similarly situated customers) for purposes of dealing with the restrictions referred to in clause (y) of this paragraph.

            Determinations and allocations by a Bank for purposes of this Section of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section, on its costs or rate of return of making or maintaining its Loan or portions thereof or on amounts receivable by it in respect of its Loan or portions thereof, and the amounts required to compensate such Bank under this Section, shall be conclusive absent manifest error.

            To the extent that changing the jurisdiction of a Bank's Applicable Lending Office would have the effect of minimizing Additional Costs, each such Bank shall use reasonable efforts to make such a change, provided that same would not otherwise be disadvantageous to each such Bank.

            No Additional Costs shall be payable to a Bank under clause (1) of the first paragraph of this Section to the extent such Bank has failed to comply with the provisions of Section 10.13 and such Additional Costs could have been avoided by compliance with Section 10.13.

            SECTION 3.02. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period, Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Interest Rate" in
Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the LIBOR Loans as provided in this Agreement, then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to permit Elections of LIBOR Loans, to Convert Base Rate Loans into LIBOR Loans or to Continue LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the affected outstanding LIBOR Loans, either (x) prepay the affected LIBOR Loans or (y) Convert the affected LIBOR Loans into Base Rate Loans in accordance with Section 2.13.

            SECTION 3.03. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain a LIBOR Loan hereunder, to allow Elections of a

LIBOR Loan or to Convert a Base Rate Loan into a LIBOR Loan, then such Bank shall promptly notify Administrative Agent and Borrower thereof and such Bank's obligation to make or maintain a LIBOR Loan, or to permit Elections of, to Continue, or to Convert its Base Rate Loan into, a LIBOR Loan shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such time as such Bank may again make and maintain a LIBOR Loan.

            SECTION 3.04. Treatment of Affected Loans. If the obligations of any Bank to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan, are suspended pursuant to Sections
3.01 or 3.03 (each LIBOR Loan so affected being herein called an "Affected Loan"), such Bank's Affected Loan shall be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for the Affected Loan (or, in the case of a Conversion required by Sections 3.01 or 3.03, on such earlier date as such Bank may specify to Borrower).

            To the extent that such Bank's Affected Loan has been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loan shall be applied instead to its Base Rate Loan and such Bank shall have no obligation to Convert its Base Rate Loan into a LIBOR Loan.

            In the event that the conditions giving rise to the suspension of any Bank's obligations to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan shall cease to exist, such Bank shall provide Borrower with prompt written notice of same (with a copy to Administrative Agent), and such Bank shall again be obligated to permit an Election of a LIBOR Loan, to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan in accordance with this Agreement.

            SECTION 3.05. Certain Compensation. Borrower shall pay to Administrative Agent for the account of the applicable Bank, upon the request of such Bank through Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

            (1) any payment, prepayment, Conversion or Continuation of a LIBOR Loan made by such Bank on a date other than the last day of an applicable Interest Period, whether by reason of acceleration or otherwise; or

            (2) any failure by Borrower for any reason to Convert or Continue a LIBOR Loan to be Converted or Continued by such Bank on the date specified therefor in the relevant notice under Section 2.15; or

            (3) any failure by Borrower to borrow (or to qualify for a borrowing of) a LIBOR Loan which would otherwise be made hereunder on the date specified in the relevant Election notice under Section 2.15 given or submitted by Borrower.

            Without limiting the foregoing, such compensation shall include an amount equal to the present value (using as the discount rate an interest rate equal to the rate determined under (2) below) of the excess, if any, of (1) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued (or not Converted, Continued or borrowed) for the period from the date of such payment, prepayment, Conversion or Continuation (or failure to Convert, Continue or borrow) to the last day of the then current applicable Interest Period (or, in the case of a failure to Convert, Continue or borrow, to the last day of the applicable Interest Period which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for the LIBOR Loan provided for herein, less the Applicable Margin, over (2) the amount of interest (as reasonably determined by such Bank) based upon the interest rate which such Bank would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

            SECTION 3.06. Capital Adequacy. If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section, setting forth in reasonable detail the basis therefor, shall be conclusive absent manifest error.

            SECTION 3.07. Substitution of Banks. If any Bank (an "Affected Bank") (i) makes demand upon Borrower for (or if Borrower is otherwise required to pay) Additional Costs pursuant to Section 3.01 or (ii) is unable to make or maintain a LIBOR Loan as a result of a condition described in Section 3.01 or 3.03, Borrower may, within ninety (90) days of receipt of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay Additional Costs or causing said Section 3.01 or 3.03 to be applicable), as the case may be, give notice (a "Replacement Notice") to Administrative Agent (which will promptly forward a copy of such notice to each Bank) of Borrower's intention either (x) to prepay in full the Affected Bank's Note and to terminate the Affected Bank's entire Loan Commitment or (y) to replace the Affected Bank with another financial institution (the "Replacement Bank") designated in such Replacement Notice.

            In the event Borrower opts to give the notice provided for in clause
(x) above, and if the Affected Bank shall not agree within thirty (30) days of its receipt thereof to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.01, then, so long as no Default or Event of Default shall exist, Borrower may (notwithstanding the provisions of clause (2) of Section 2.11(a)) terminate the Affected Bank's entire Loan Commitment, provided that in connection therewith it pays to the Affected Bank all outstanding principal and accrued and unpaid interest under the Affected Bank's Note, together with all other amounts, if any, due from Borrower to the Affected Bank, including all amounts properly demanded and unreimbursed under this Article III.

            In the event Borrower opts to give the notice provided for in clause
(y) above, and if (i) Administrative Agent shall, within thirty (30) days of its receipt of the Replacement Notice, notify Borrower and each Bank in writing that the proposed Replacement Bank is reasonably satisfactory to Administrative Agent and (ii) the Affected Bank shall not, prior to the end of such thirty (30)-day period, agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.01, then the Affected Bank shall, so long as no Default or Event of Default shall exist, assign its Note and all of its rights and obligations under this Agreement to the Replacement Bank, and the Replacement Bank shall assume all of the Affected Bank's rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Bank and the Replacement Bank. In connection with such assignment and assumption, the Replacement Bank shall pay to the Affected Bank an amount equal to the outstanding principal amount under the Affected Bank's Note plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Bank; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under this Article III. Upon the effective date of such assignment and assumption, and the payment by the Replacement Bank to Administrative Agent, for its own account, of a fee in the amount of $2,500, the Replacement Bank shall become a party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the Affected Bank shall be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section, a substitute Note shall be issued to the Replacement Bank by Borrower, in exchange for the return of the Affected Bank's Note. The obligations evidenced by such substitute Notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents and shall be secured by the Mortgages. In connection with Borrower's execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent such evidence of the due authorization, execution and delivery of the substitute notes and any related documents as Administrative Agent may reasonably request. If the Replacement Bank is not a United States person within the meaning of
Section 7701(a)(30) of the Code, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13. Each Replacement Bank shall be deemed to have made the representations contained in, and shall be bound by the provisions of, Section 10.13.

            Borrower, Administrative Agent and the Banks shall execute such modifications to the Loan Documents as shall be reasonably required in connection with and to effectuate the foregoing.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

            SECTION 4.01. Conditions Precedent to the Initial Advance. The obligations of the Banks hereunder and the obligation of each Bank to make Initial Advance are subject to the condition precedent that Administrative Agent shall have received on or before the Closing Date each of the following items (it being understood that the documents set forth in paragraphs (3) and (5) through (16) below are required for each Property), and each of the following requirements shall have been fulfilled:

            (1) Fees and Expenses. The payment of (i) all reasonable fees and expenses incurred by Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel, the Engineering Consultant, environmental and insurance consultants and appraisers), (ii) the first installment of the administration fee required by Section 2.08(b) and (iii) the fees required to be paid on or before the Closing Date pursuant to the Supplemental Fee Letters;

            (2) Notes. The Notes for NAB and the other Banks signatory hereto, duly executed by Borrower;

            (3) Mortgage and UCCs. The Mortgage, duly executed by the applicable Mortgagor and recorded (or delivered for recording) in the appropriate land records, together with duly executed financing statements filed (or delivered for filing) under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of Administrative Agent, desirable to perfect the lien created by the Mortgage;

            (4) Guaranty. The Guaranty, duly executed by Guarantor;

            (5) Indemnity. The Indemnity, duly executed by Borrower, Guarantor and the applicable Mortgagor;

            (6) Title Policy. A paid title insurance policy in the amount of the Mortgage (through a tie-in endorsement with the other policies required hereby), in form approved by Administrative Agent and issued by the Title Insurer (it being understood that the creditors' rights exclusion shall be deleted from the policy), which shall insure the Mortgage to be a valid first lien on the Mortgagor's interests in the Property and Improvements, free and clear of all liens, defects, encumbrances and exceptions other than those previously approved by Administrative Agent, and shall contain
      (i) a reference to the survey but no general survey exceptions and (ii) such affirmative insurance and endorsements as Administrative Agent may reasonably require; such policy shall be accompanied by such reinsurance agreements between the Title Insurer and title companies reasonably approved by Administrative Agent, in ALTA facultative form approved by Administrative Agent and with direct access provisions, as Administrative Agent may require;

            (7) Survey. A current ALTA/ACSM survey, certified to Administrative Agent and the Title Insurer, showing (i) the location of the perimeter of the Property by courses and distances, (ii) all easements, rights-of-way, and utility lines referred to in the title policy required by this Agreement or which actually service or cross the Property (with instrument, book and page number indicated), (iii) the lines of the streets abutting the Property and the width thereof, and any established building lines (and that such roads have been dedicated for public use and are completed and have been accepted by all required Governmental Authorities), (iv) any encroachments and the extent thereof upon the Property, (v) locations of all portions (with the acreage thereof also identified) of the Property, if any, which are located in an area designated as a "flood prone area" as defined by U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973 and (vi) the Improvements, and the relationship thereof by distances to the perimeter of the Property, established building lines and street lines;

            (8) Appraisal. A current independent M.A.I. appraisal, commissioned by Administrative Agent, of the value of the Mortgagor's interest in the Property, which appraisal shall comply in all respects with the standards for real estate appraisals established pursuant to the FIRREA; the amount of the Initial Advance shall be no greater than 65% of the aggregate value of the Properties indicated in the appraisals required by this paragraph
      (8); it is agreed that Landauer Associates, Inc. is an approved appraiser for each of the initial Properties;

            (9) Insurance Policies. Copies of the policies and the original certificates of hazard and other insurance required by the Mortgage, together with evidence of the payment of the premiums therefor;

            (10) Hazardous Materials Report. A detailed report by a properly qualified engineer with regard to Hazardous Materials affecting the Property, which shall include, inter alia, a certification that such engineer has examined a list of prior owners, tenants and other users of the Property, and has made an on-site physical examination of the Property and Improvements, and a visual observation of the surrounding areas, and disclosing the extent of past or present Hazardous Materials activities or of the presence of Hazardous Materials;

            (11) Consultant's Report. A detailed report from the Engineering Consultant to the effect that the Improvements are in satisfactory condition and enumerating any maintenance or governmental compliance items necessary or expected to be incurred over the term of the Loans and stating the approximate cost thereof;

            (12) Permits and Other Approvals. Copies of any and all certificates of occupancy and similar authorizations required by all Governmental Authorities for the use, occupancy and operation of the Property and/or Improvements in accordance with all applicable building, environmental, ecological, landmark, subdivision and zoning Laws, other than those certificates and authorizations which, in the reasonable judgment of the Engineering Consultant, are not material to the lawful operation of the Property;

            (13) Leases. Copies, certified to be true and complete, of all executed leases of the Improvements, accompanied by notices of assignment in the form of EXHIBIT F, and, in the case of such leases as are required by Administrative Agent, (i) estoppel certificates from the tenants thereunder and (ii) subordination, non-disturbance and attornment agreements; together with a certified copy of the standard form of lease being used in connection with the leasing of space in the Improvements and the first rent roll and leasing report required by paragraph (12) of Section 6.09;

            (14) Premises Documents, Anchor Leases and Ground Leases. A copy, certified to be true and complete, of the Anchor Leases, the REA and the other Premises Documents, together with estoppel certificates with respect thereto from each of the Anchors and the other parties thereto; and, in the case of South County and Palm Desert, copies, certified by Borrower to be true and complete, of the ground lease(s) of portions of the Property, together with, in the case of South County, an estoppel certificate with respect thereto from the ground lessor;

            (15) Management and Leasing Contracts. Copies, certified to be true and complete, of all existing contracts providing for the management or leasing of the Property and Improvements, together with, in each case, such collateral assignments or "will-serve" letters as Administrative Agent may reasonably require;

            (16) UCC Searches. Uniform Commercial Code searches with respect to Borrower and the applicable Mortgagor and advice from the Title Insurer to the effect that searches of the proper public records disclose no leases of personalty or financing statements filed or recorded against Borrower, the applicable Mortgagor or the Mortgaged Property;

            (17) Financial Statements. Audited Guarantor Consolidated Financial Statements as of and for the year ended December 31, 1998; unaudited Mortgagor Financial Statements for each Mortgagor as of and for the year ended December 31, 1998; unaudited Guarantor Consolidated Financial Statements as of and for the quarter ended September 30, 1999; and unaudited Mortgagor Financial Statements for each Mortgagor as of and for the twelve (12) - month period ended October 31, 1999 (each of the foregoing acceptable to the Banks);

            (18) Organizational Documents. If Borrower, Guarantor, any Mortgagor or any general partner or member of any of them is a corporation, current copies of the following documents with respect to each:

                  (i) a recent good-standing certificate from the jurisdiction of its incorporation and, as to each Mortgagor, from the state where the Property owned by such Mortgagor is located,

                  (ii) a resolution, certified by the corporate secretary, of the shareholders or directors of the corporation authorizing the consummation of the transactions contemplated hereby and the execution, delivery and performance of the Loan Documents to be executed, delivered or performed by said corporation (including any substitute or replacement Notes executed and delivered pursuant to
            Section 3.07 or 12.05), and

                  (iii) a certificate of the corporate secretary as to the
            incumbency of the officers executing any of the documents required hereby, and, if Borrower, Guarantor, any Mortgagor or any general partner or member of any of them is a partnership, venture, limited liability company or trust:

                  (iv) the entity's organizational agreement and all amendments and attachments thereto, certified by a general partner, venturer, member or trustee to be true and complete,

                  (v) any certificates filed or required to be filed by the
            entity in the jurisdiction of its formation and, in the case of each Mortgagor, the state where its Property is located, in each case certified by the applicable jurisdiction as of a recent date, and

                  (vi) any consents by partners, venturers, members, trustees or beneficiaries required for the consummation of the transactions contemplated hereby;

            (19) Solvency Certificates. A Solvency Certificate, duly executed, from Borrower, Guarantor and each Mortgagor;

            (20) Opinions of Counsel. A favorable opinion, dated the Closing Date, of counsel and local counsel for Borrower, Guarantor and the Mortgagors, as to such matters as Administrative Agent may reasonably request;

            (21) Contribution Agreement. A contribution agreement among all the Mortgagors;

            (22) Interest Rate Hedge. Evidence that Borrower has entered into the Specified Hedging Contracts together with an executed assignment of the Specified Hedging Contracts (acknowledged by the counterparty thereunder) to Administrative Agent in the form of EXHIBIT D;

            (23) Authorization Letter. The Authorization Letter, duly executed by Borrower;

            (24) Certificate. The following statements shall be true and Administrative Agent shall have received a certificate dated the Closing Date signed by a duly authorized signatory of Borrower stating, to the best of the certifying party's knowledge, the following:

                  (a) All representations and warranties contained in this
            Agreement and in each of the other Loan Documents are true and correct in all material respects on and as of the Closing Date as though made on and as of such date, and

                  (b) No Default or Event of Default has occurred and is
            continuing; and

                  (c) None of the Improvements on any Property has been
            materially injured or damaged by fire or other casualty;

            (25) Covenant Compliance Certificate. A certificate, of the sort required by paragraph 3(b) of Section 6.09, containing calculations demonstrating Borrower's compliance (as of the date of, and taking into account, the Initial Advance) with the covenants set forth in Section 8.01;

            (26) Collateral Assignment. The Collateral Assignment and the related absolute assignment required thereby, together with the original deed of trust and note being assigned;

            (27) Request for Advance. A request for an advance in accordance with Section 2.04;

            (28) Repayment of Prior Loan. All sums owing under the Prior Loan shall have been repaid in full (it being understood that all or a portion of such sums shall be repaid from the proceeds of the Initial Advance); and

            (29) Additional Documentation. Such other approvals, opinions or documents as Administrative Agent or any Bank may reasonably request.

            SECTION 4.02. Conditions Precedent to Advances After the Initial Advance. The obligation of each Bank to make advances of the Loans subsequent to the Initial Advance shall be subject to satisfaction of the following conditions precedent:

            (1) No Default or Event of Default shall have occurred and be continuing as of the date of the advance (after giving effect to the advance);

            (2) Each of the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects as of the date of the Advance (after giving effect to the advance);

            (3) Administrative Agent shall have received a request for an advance in accordance with Section 2.04; and

            (4) The conditions of Section 2.05 shall have been satisfied.

From time to time, Administrative Agent may cause the Title Insurer to provide an informational continuation report with respect to each Property, at Borrower's expense; provided, however, that so long as no Event of Default exists, Borrower shall not be responsible for the costs of such continuation reports for Properties other than South County more often than semi-annually (it being understood that Administrative Agent may require such reports for South County as often as it reasonably requests).

            SECTION 4.03. Deemed Representations. Each request by Borrower for, and acceptance by Borrower of, an advance of proceeds of the Loans shall constitute a representation and warranty by Borrower, Guarantor and each Mortgagor that, as of both the date of such request and the date of the advance
(1) no Default or Event of Default has occurred and is continuing and (2) each representation or warranty contained in this Agreement or the other Loan Documents is true and correct in all material respects, as though remade on such date (except to the extent the representation is made as of a particular date certain).

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            Borrower represents and warrants to Administrative Agent and each Bank as follows:

            SECTION 5.01. Existence. Borrower is a limited partnership duly organized and existing under the laws of the State of Delaware, with its principal place of business in the State of California, and is duly qualified as a foreign partnership, properly licensed, in good standing and has all requisite authority to conduct its business in each jurisdiction in which it owns properties or conducts business. Guarantor is a corporation duly organized and existing under the laws of the State of Missouri, with its principal place of business in the State of California, is duly qualified as a foreign corporation and properly licensed and in good standing in each jurisdiction where Guarantor owns properties or conducts business. Each Mortgagor is a limited liability company or limited partnership duly organized and existing under the laws of the State of its formation and is duly qualified, properly licensed, in good standing and has all requisite authority to conduct its business and own its Property in the jurisdiction where such Property is located.

            SECTION 5.02. Power and Authority; No Conflicts; Compliance With Laws. Borrower, Guarantor and each Mortgagor have full power and authority to execute, deliver and perform under the applicable Loan Documents required to be delivered by Borrower, Guarantor or such Mortgagor hereunder and such Loan Documents have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which Borrower, Guarantor or such Mortgagor is a party or by which Borrower, Guarantor or such Mortgagor or any of their respective assets may be bound or affected. The execution and delivery of, and the performance of the obligations required to be performed by Borrower, Guarantor and each Mortgagor under, the Loan Documents do not and will not, in the case of Borrower, Guarantor or any Mortgagor, (1) violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it, (2) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it may be a party or by which it or its properties may be bound or affected except for consents which have been obtained, (3) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired or
(4) cause it to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument; to the best of Borrower's knowledge, Borrower, Guarantor and each Mortgagor are in compliance with all Laws applicable to them and their properties (including the Properties).

            SECTION 5.03. Legally Enforceable Agreements. Each Loan Document is a legal, valid and binding obligation of Borrower, Guarantor and/or the applicable Mortgagor, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

            SECTION 5.04. Litigation. There are no actions, suits or proceedings pending against Borrower, Guarantor or any of their respective Affiliates (including any Mortgagor), the Mortgagor's interest in any Property or the Improvements thereon, or challenging the validity and enforceability of the Mortgage or the priority of the Lien thereof, at law or in equity, before any court or arbitrator or any Governmental Authority (such actions, suits or proceedings, collectively, "Actions"), except Actions which (a) are fully covered by insurance or (b) could not reasonably be expected to substantially impair the ability of Borrower, Guarantor or any Mortgagor to pay when due any amounts which may become payable under the Notes or other Loan Documents or to otherwise pay and perform their respective obligations in connection with the Loans; nor, to Borrower's knowledge, are any Actions threatened which could reasonably be expected to result in a Material Adverse Change.

            SECTION 5.05. Good Title to Properties. Borrower, Guarantor and each of their respective Affiliates (including each Mortgagor) have good, marketable and legal title to all of the properties and assets each of them purports to own (including, without limitation, those reflected in the financial statements referred to in Section 5.13) and only with exceptions which do not materially detract from the value of such property or assets or the use thereof in Borrower's and such Affiliate's business, and except to the extent that any such properties and assets (other than the Properties) have been encumbered or disposed of since the date of such financial statements without violating any of the covenants contained in Article VII or elsewhere in this Agreement. Borrower and its Affiliates enjoy peaceful and undisturbed possession of all leased property necessary in any material respect in the conduct of their respective businesses. All such leases are valid and subsisting and are in full force and effect.

            SECTION 5.06. Taxes. Borrower, Guarantor and each Mortgagor have filed all material tax returns (federal, state and local) required to be filed and have paid all material taxes, assessments and governmental charges and levies shown as due and payable thereon without the imposition of a penalty, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

            SECTION 5.07. ERISA. Borrower, Guarantor and each Mortgagor are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan which could result in liability to Borrower, Guarantor or any Mortgagor; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five (5) years; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; Borrower, Guarantor, each Mortgagor and the ERISA Affiliates have not completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower, Guarantor, each Mortgagor and the ERISA Affiliates have met the minimum funding requirements of each under Section 412 of the Code and Section 302 of ERISA with respect to the Plans of each and there is no material "Unfunded Current Liability" (as such quoted term is defined in ERISA) with respect to any Plan established or maintained by each; and Borrower, Guarantor, each Mortgagor and the ERISA Affiliates have not incurred any liability to the PBGC under ERISA (other than for the payment of premiums under Section 4007 of ERISA). No part of the funds to be used by Borrower in satisfaction of its obligations under this Agreement constitutes "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of Section 4975(e)(1) of the Code, as interpreted by the Internal Revenue Service and the U.S. Department of Labor in rules, regulations, releases, bulletins or as interpreted under applicable case law.

            SECTION 5.08. No Default on Outstanding Judgments or Orders. Borrower, Guarantor and each Mortgagor have satisfied all judgments which are not being appealed, or which are not fully covered by insurance, and are not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to result in a Material Adverse Change.

            SECTION 5.09. No Defaults on Other Agreements. Except as disclosed to Administrative Agent and the Banks in writing, including anything disclosed on financial statements, to the best of Borrower's knowledge, neither Borrower, Guarantor nor any Mortgagor is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any partnership, trust or other restriction which could reasonably be expected to result in a Material Adverse Change. To the best of Borrower's knowledge, neither Borrower, Guarantor nor any Mortgagor is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument which could reasonably be expected to result in a Material Adverse Change.

            SECTION 5.10. Government Regulation. Neither Borrower, Guarantor nor any Mortgagor is subject to regulation under the Investment Company Act of 1940 or any other Law or regulation limiting any such Person's ability to incur indebtedness for money borrowed as contemplated hereby.

            SECTION 5.11. Environmental Protection. To the best of Borrower's knowledge, except for the matters disclosed in the Hazardous Materials reports delivered to Administrative Agent pursuant to Section 4.01(10) or Section 2.18, none of Borrower's, Guarantor's or their respective Affiliates' properties contains any Hazardous Materials that, under any Environmental Law currently in effect, (1) would impose liability on Borrower, Guarantor or any Mortgagor that is likely to result in a Material Adverse Change or (2) is likely to result in the imposition of a Lien on any assets of Borrower, Guarantor or any of their respective Affiliates, in each case if not properly handled in accordance with applicable Law. To the best of Borrower's knowledge, except as disclosed in the Hazardous Materials reports delivered to Administrative Agent pursuant to
Section 4.01(10) or Section 2.18, neither Borrower, Guarantor nor any of their respective Affiliates nor any portion of any Property or the Improvements thereon is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any Governmental Authority under, any Environmental Law. Neither Borrower, Guarantor nor any Mortgagor is required by any Environmental Law to obtain any permits or license to construct or use any improvements, fixtures, or equipment with respect to any Property, or if such permit or license is required, either it has been obtained or the lack of such permit or license would not have a material adverse effect on the operation of such Property; and, except as may be disclosed in the reports delivered pursuant to paragraph (10) of Section 4.01, to the best of Borrower's knowledge, the prior use of each Property has not resulted in the disposal or release of any Hazardous Materials on or to any portion of such Property or any surrounding areas in violation of applicable Law.

            SECTION 5.12. Solvency. Borrower, Guarantor and each Mortgagor are, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other documents, instruments or agreements relating thereto, will be, Solvent.

            SECTION 5.13. Financial Statements. The Guarantor Consolidated Financial Statements and Mortgagor Financial Statements most recently delivered to the Banks pursuant to the terms of this Agreement are in all material respects complete and correct and fairly present the financial condition of the subjects thereof as of the dates of and for the periods covered by such statements, all in accordance with GAAP, and there has been no Material Adverse Change since the date of such most recently delivered Guarantor Consolidated Financial Statements or Mortgagor Financial Statements, as the case may be, and no borrowings which might give rise to a Lien or claim against all or any portion of the Mortgaged Property under any Mortgage or against the proceeds of the Loans have been made by Borrower or others since the dates of such most recently delivered financial statements.

            SECTION 5.14. Valid Existence of Affiliates. Each ofthe material Affiliates of Borrower which own or lease operating shopping centers or shopping centers under construction is a partnership, limited liability company or joint venture duly organized and existing in good standing under the laws of the jurisdiction of its formation. Borrower and each of such Affiliates have the power to own their respective properties and to carry on their respective businesses now being conducted. Each of Borrower and such Affiliates is duly qualified as a foreign partnership, company or venture to do business and is in good standing in every jurisdiction in which the nature of the respective businesses conducted by it or its respective properties, owned or held under lease, make such qualification necessary.

            SECTION 5.15. Insurance. Each Mortgagor has in force paid insurance as required by the respective Mortgages and, generally, Borrower, Guarantor and each of their respective Affiliates has in force paid insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

            SECTION 5.16. Separate Tax and Zoning Lot. To the best of Borrower's knowledge, except as disclosed in the title reports delivered to Administrative Agent prior to the Closing Date (or, in the case of any additional Property pursuant to Section 2.18, the date it became a Property), each Property constitutes a distinct parcel or parcels for purposes of taxes, assessments and impositions (public or private) and is not otherwise considered as part of a larger lot not included in the Property for purposes of taxes, assessments or impositions (public or private).

            SECTION 5.17. Zoning and other Laws; Covenants and Restrictions. As to each Property, (1) the Improvements and the uses thereof comply in all material respects with applicable zoning, environmental, ecological, landmark and other applicable Laws, and all requirements for such uses have been satisfied in all material respects and (2) the applicable Mortgagor and the Property are in compliance in all material respects with all applicable restrictions and covenants.

            SECTION 5.18. Utilities Available. As to each Property, all utility services necessary for the operation of the Improvements for their intended purposes are available and servicing the Property, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities.

            SECTION 5.19. Creation of Liens. Neither Borrower, Guarantor nor any Mortgagor has entered into any contract or arrangement of any kind the performance of which by the other party thereto would give rise to a Lien on all or part of the Mortgaged Property under any Mortgage prior to such Mortgage.

            SECTION 5.20. Roads. Each Property has access to a publicly dedicated road or roads sufficient for the full utilization of the Improvements for their intended purposes.

            SECTION 5.21. Premises Documents and Leases. As to each Property, the Premises Documents and Anchor Leases are unmodified and in full force and effect; Borrower has not received written notice of any default under any Major Lease, Anchor Lease or Premises Document except as disclosed to Administrative Agent in writing (estoppel certificates being deemed disclosure), and all conditions to the effectiveness and continuing effectiveness of each lease and Premises Document required to be satisfied as of the date hereof have been satisfied. The copies of leases, Anchor Leases and Premises Documents delivered to Administrative Agent, UBS and/or Administrative Agent's counsel by Borrower prior to the date hereof are true, correct and complete copies.

            SECTION 5.22. Accuracy of Information; Full Disclosure. To the best of Borrower's knowledge, neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower, Guarantor or any Mortgagor to Administrative Agent or any Bank in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, or required herein to be furnished by or on behalf of Borrower, Guarantor or any Mortgagor, contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading. To the best of Borrower's knowledge, there is no fact which Borrower has not disclosed to Administrative Agent and the Banks in writing which materially affects adversely nor, so far as Borrower can now foresee, will materially affect adversely the business, prospects, profits or financial condition of Borrower, Guarantor or any Mortgagor or the ability of Borrower, Guarantor or any Mortgagor to perform this Agreement and the other Loan Documents.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

            So long as any of the Notes shall remain unpaid or the Loan Commitments remain in effect, or any other amount is owing by Borrower, Guarantor or any Mortgagor to Administrative Agent or any Bank hereunder or under any other Loan Document, Borrower shall (and shall cause Guarantor and each Mortgagor to):

            SECTION 6.01. Maintenance of Existence. Preserve and maintain its legal existence and, if applicable, good standing in the jurisdiction of organization and, if applicable, qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required.

            SECTION 6.02. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

            SECTION 6.03. Maintenance of Insurance. At all times, (1) in the case of Borrower and Guarantor, maintain and keep in force, and cause each of its Affiliates to maintain and keep in force, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof and (2) in the case of each Mortgagor, maintain and keep in force the insurance required by the respective Mortgages.

            SECTION 6.04. Compliance with Laws; Payment of Taxes. Comply in all respects with all Laws applicable to it or to any of its properties or any part thereof (except where non-compliance would not either materially affect the operation of the property or expose Borrower, Guarantor, any Mortgagor, Administrative Agent or any Bank to material civil or criminal penalties), such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent they are the subject of a Good Faith Contest.

            SECTION 6.05. Right of Inspection. At any reasonable time and from time to time upon reasonable notice, permit Administrative Agent or any Bank or any agent or representative thereof to examine and make copies and abstracts from its records and books of account, visit and inspect the Properties (or, during the existence of an Event of Default, any of its properties), and discuss its affairs, finances and accounts with its independent accountants.

            SECTION 6.06. Compliance With Environmental Laws. Comply with respect to each Property in all material respects with all applicable Environmental Laws and immediately pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent there is a Good Faith Contest; and at its sole cost and expense, promptly remove, or cause the removal of, any and all Hazardous Materials or the effects thereof at any time identified in writing by a third Person as being on, in, under or affecting any Property or the Improvements thereon in violation of applicable Environmental Law. With regard to Hazardous Materials placed in a Property by a tenant, Borrower shall have satisfied its obligations under this Section if it has taken all action permitted under the relevant lease to cause the tenant to remove such Hazardous Materials.

            SECTION 6.07. Payment of Costs. Pay all costs and expenses required for the satisfaction of the conditions of this Agreement, including, without limitation, (1) all document and stamp taxes, recording and filing expenses and fees and commissions lawfully due to brokers in connection with the transactions contemplated hereby and (2) any taxes, assessments, impositions (public or private), insurance premiums, Liens, security interests or other claims or charges against any Property, in each case that are due and payable (subject, in the case of taxes, assessments, impositions, claims and charges, to the Mortgagors' right to contest the same in accordance with Section 1.07 of each Mortgage).

            SECTION 6.08. Maintenance of Properties. Do all things reasonably necessary to maintain, preserve, protect and keep its (and, in the case of Borrower and Guarantor, its Affiliates') Properties in good repair, working order and condition.

            SECTION 6.09. Reporting and Miscellaneous Document Requirements. Furnish directly to each of the Banks:

            (1) Annual Financial Statements. As soon as available and in any event within one hundred five (105) days after the end of each Fiscal Year, the Guarantor Consolidated Financial Statements and Mortgagor Financial Statements for each Mortgagor, in each case as of the end of and for such Fiscal Year, in reasonable detail, stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year, certified by the entity's chief financial officer or treasurer, and audited by Guarantor's Accountants;

            (2) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each calendar quarter (other than, in the case of the Guarantor Consolidated Financial Statements, the last quarter of the Fiscal Year), the unaudited Guarantor Consolidated Financial Statements and Mortgagor Financial Statements for each Mortgagor, in each case as of the end of and for such calendar quarter, in reasonable detail, stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and certified by the entity's chief financial officer or treasurer;

            (3) Certificate of No Default and Financial Compliance. Within sixty
      (60) days after the end of each of the first three quarters of each Fiscal Year and within one hundred five (105) days after the end of each Fiscal Year, a certificate of Guarantor's chief financial officer or treasurer
      (a) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto, (b) stating that the covenants contained in Section 7.02 and in Article VIII have been complied with as of the end of the most recent calendar quarter (or specifying those that have not been complied with) and including computations demonstrating such compliance (or non-compliance) and (c) setting forth the details (including amount, maturity, interest rate and amortization requirements) of all material Outstanding Indebtedness;

            (4) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits, and proceedings before any court or arbitrator, affecting (i) Borrower or Guarantor which could reasonably be expected to result in a Material Adverse Change; or (ii) any Mortgagor or all or any portion of the Mortgaged Property under any Mortgage which could reasonably be expected to result in a Material Adverse Change;

            (5) Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after Borrower has knowledge of the occurrence of a material Default or any Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

            (6) Material Adverse Change. As soon as is practicable and in any event within ten (10) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change, written notice thereof;

            (7) Bankruptcy of Anchors or Tenants. Promptly after Borrower obtains knowledge of the same, written notice of the bankruptcy, insolvency or cessation of operations of (i) any of the Anchors or (ii) any tenant in the Improvements on any Property to which 3% or more of the aggregate minimum rent from such Improvements is attributable;

            (8) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which Borrower or Guarantor sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which Borrower or Guarantor files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

            (9) Offices. Thirty (30) days' prior written notice of any change in the chief executive office or principal place of business of Borrower or Guarantor;

            (10) Environmental and Other Notices. As soon as possible and in any event within ten (10) days after receipt, copies of (i) all Environmental Notices received by Borrower, Guarantor or any Mortgagor which are not received in the ordinary course of business and which relate to any Property or any situation which is likely to result in a Material Adverse Change and (ii) all reports of any official searches made by any Governmental Authority having jurisdiction over any Property or the Improvements thereon, and of any claims of violations thereof;

            (11) Insurance Coverage. Promptly, such information concerning Borrower's or Guarantor's insurance coverage as Administrative Agent may reasonably request;

            (12) Leasing Reports and Other Property Information. As soon as available and in any event within thirty (30) days after the end of each calendar quarter, a rent roll, leasing report and tenant sales report for each Property, in each case certified by Borrower to be true and complete;

            (13) Capital Expenditures. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a reasonably detailed operating budget for the next Fiscal Year (including projections of income and expense), a schedule of such Fiscal Year's capital expenditures and a budget for the next Fiscal Year's planned capital expenditures for each Property; and

            (14) General Information. Promptly, such other information respecting the business, financial condition or results of operations of Borrower, Guarantor, any Mortgagor or any of their respective subsidiaries as Administrative Agent may from time to time reasonably request.

            SECTION 6.10. Premises Documents; Leases. As to each Property, keep the Premises Documents and all leases in full force and effect (except as may be permitted by this Agreement or by the applicable Mortgage) and at all times use commercially reasonable efforts to compel performance by the parties to the Premises Documents or the tenants under such leases, as the case may be, of all obligations, covenants and agreements by such parties or tenants, as the case may be, to be performed thereunder; deliver to Administrative Agent, (1) promptly following the execution thereof, certified copies of all amendments or supplements to the Anchor Leases or Premises Documents and (2) promptly following Administrative Agent's request therefor, certified copies of any or all leases of portions of the Improvements, any or all amendments or supplements to any such leases, estoppel certificates from any or all of the tenants thereunder and notices of assignment in the form of EXHIBIT F to said tenants; not enter into any lease (other than an Anchor Lease) or any modification or termination of any such lease or any modification, release or termination of any guaranty of any such lease (x) without Administrative Agent's prior written consent during the existence of any Event of Default or (y) that is not commercially reasonable; and not enter into any Anchor Lease or any material modification of an Anchor Lease or of any Premises Document without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld. In connection with the foregoing, in any case where Administrative Agent's approval of an Anchor Lease or modification of an Anchor Lease or Premises Document is required under this Section (or where Borrower requests such approval), notification of such approval or disapproval, as the case may be, shall be given by Administrative Agent not later than twenty (20) days after its receipt of a written request from Borrower for such approval, provided the written request for such approval shall make specific reference to these provisions of this Section and shall expressly state, in solid capital letters on the first page thereof: "YOU ARE HEREBY REMINDED THAT YOUR FAILURE TO PROVIDE NOTIFICATION OF APPROVAL OR DISAPPROVAL NOT LATER THAN TWENTY (20) DAYS AFTER YOUR RECEIPT OF THIS REQUEST SHALL BE DEEMED TO CONSTITUTE YOUR APPROVAL THEREOF."

            Subject to the conditions specified below, Administrative Agent will, in the case of each Property, upon the applicable Mortgagor's request, execute non-disturbance, attornment and subordination agreements, in form reasonably satisfactory to Administrative Agent, with lessees of space in the Improvements under leases demising 7,500 or more square feet of gross leaseable area which shall provide, inter alia, that in the event Administrative Agent or any purchaser at foreclosure shall succeed to the Mortgagor's interest in the Property, the leases of such lessees will remain in full force and effect and be binding upon Administrative Agent or such purchaser and such lessee as though each were the original parties thereto.

            Administrative Agent's obligation to execute such agreements shall be subject to the following conditions: (i) Administrative Agent shall have received and approved the standard form of lease to be used in connection with the leasing of the Improvements or such other form as may be customary for certain lessees and (ii) upon each request for such an agreement, Administrative Agent shall receive a photocopy of the executed lease, together with a marked draft thereof indicating all variations from the approved standard form, each certified to be true and complete by a responsible officer of the Mortgagor or by its counsel.

            SECTION 6.11. Compliance with Covenants, Restrictions and Easements. Comply with all restrictions, covenants and easements affecting any Property or the

Improvements thereon, except in cases where non-compliance would not have a material adverse effect on such Property.

            SECTION 6.12. Management, Leasing and Service Contracts. Deliver to Administrative Agent, with respect to each Property, (1) as and when executed, certified copies of all management and leasing contracts, each of which shall be entered into with a party, and on terms and conditions, reasonably acceptable to Administrative Agent, and (2) as and when requested by Administrative Agent, copies of all material service contracts; contemporaneously with entering into each such management or leasing contract, at Administrative Agent's option, cause the same to be collaterally assigned to Administrative Agent for the benefit of the Banks as additional security for the Loans and/or cause the manager or leasing agent under each such management or leasing contract to undertake, inter alia, to continue performance on the Banks' behalf without additional cost in the event of a Default or Event of Default; cause each service contract to contain a provision allowing for the as-of-right cancellation thereof on thirty (30) days' notice from the applicable Mortgagor or its successors as owners of the Property; and keep in full force and effect and not materially modify in a manner adverse to Borrower/Mortgagor the management and leasing agreement(s) approved pursuant to paragraph (15) of
Section 4.01 without Administrative Agent's prior written consent, such consent not to be unreasonably withheld.

            SECTION 6.13. Correction of Defects. Upon demand of Administrative Agent, correct any material defects (including structural) in the Improvements on any Property.

            SECTION 6.14. Estoppel Certificates. Within three (3) days upon request in person or within five (5) days upon request by mail, furnish to Administration Agent or such other Persons as Administrative Agent may designate, a statement, duly acknowledged, of the amount due, whether for principal or interest, under the Notes, and whether any offsets, counterclaims or defenses exist against the Obligations.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

            So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by Borrower, Guarantor or any Mortgagor to Administrative Agent or any Bank hereunder or under any other Loan Document, Borrower and Guarantor shall not do any or all of the following:

            SECTION 7.01. Mergers Etc. Merge or consolidate with any Person (except where Borrower or Guarantor or a Person wholly-owned by Borrower or Guarantor is the surviving entity), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) (or enter into any agreement to do any of the foregoing).

            SECTION 7.02. Interest Rate Hedging. At any time, permit or suffer
(1) more than 33-1/3% of the outstanding principal amount under the Loans not to be "hedged"; for purposes of this Section, "hedged" shall mean bearing interest at an effective fixed or capped rate through the operation of a "cap", "collar", "swap" or comparable interest rate protection contract with a counterparty reasonably acceptable to the Required Banks, such instrument creating the "cap", "collar", "swap" or comparable interest rate protection contract, as the case may be, having a remaining term of at least twelve (12) months; or (2) any such required interest rate protection contract not to be assigned to Administrative Agent pursuant to an assignment in the form of EXHIBIT D (in this connection Borrower agrees to deliver such financing statements and documents of further assurance as Administrative Agent may reasonably request).

            SECTION 7.03. Control of Borrower and Mortgagors. At any time permit or suffer the failure of Guarantor to be the managing general partner of Borrower or the failure of any Mortgagor to be a direct or indirect wholly-owned subsidiary of Borrower and/or Guarantor.

                                  ARTICLE VIII

                               FINANCIAL COVENANTS

            SECTION 8.01. Financial Covenants. So long as any of the Notes shall remain unpaid, or the Loan Commitments shall remain in effect, or any other amount is owing to Administrative Agent or any Bank under this Agreement or under any other Loan Document, Borrower shall not permit or suffer:

            (1) Loan to Value Ratio. At any time, the ratio of (i) the outstanding principal amount under the Notes plus the total amount of outstanding Letters of Credit to (ii) Property Capitalized Value to exceed 65%;

            (2) Debt Yield. At any time, the ratio of (i) Property EBITDA for the four (4) calendar quarters ending with the most recent quarter for which Borrower, Guarantor and Mortgagors are required to report financial results pursuant to this Agreement to (ii) the outstanding principal amount of the Notes plus the total amount of outstanding Letters of Credit to be less than 12%; or

            (3) Debt Service Coverage Ratio. At any time, either the ratio of
      (i) Property EBITDA for the four (4) calendar quarters ending with the most recent quarter for which Borrower, Guarantor and Mortgagors are required to report financial results pursuant to this Agreement to (ii) Hypothetical Annualized Debt Service to be less than 1.40 to 1.00; or the ratio of (i) Property EBITDA for said four (4) calendar quarters to (ii) Actual Annual Debt Service to be less than 1.50 to 1.00.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

            SECTION 9.01. Events of Default. Any of the following events shall be an "Event of Default":

            (1) If Borrower shall: fail to pay the principal of any Notes as and when due; or fail to pay interest accruing on any Notes as and when due and such failure to pay shall continue unremedied for five (5) days after the due date of such amount; or fail to pay any fee or interest or any other amount due under this Agreement or any other Loan Document or the Supplemental Fee Letters as and when due and such failure to pay shall continue unremedied for five (5) days after notice by Administrative Agent of such failure to pay; or

            (2) If any representation or warranty made by Borrower, Guarantor or any Mortgagor in any Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been incorrect in any material respect on or as of the date made or remade; or

            (3) If (a) Borrower shall fail to perform or observe any term, covenant or agreement contained in Article VII or Article VIII or (b) Borrower, Guarantor or any Mortgagor shall fail to perform or observe any term, covenant or agreement contained in Article VI or otherwise contained in this Agreement (other than obligations specifically referred to elsewhere in this Section) or in any other Loan Document, or in the Supplemental Fee Letters or in any other document executed by Borrower, Guarantor or any Mortgagor and delivered to Administrative Agent and/or the Banks in connection with the transactions contemplated hereby and such failure described in this clause (b) shall remain unremedied for thirty
      (30) consecutive calendar days after notice by Administrative Agent to Borrower thereof (or such shorter cure period as may be expressly prescribed in the applicable Loan Document); provided, however, that if any such default under clause (b) above cannot by its nature be cured within such thirty (30) day, or shorter, as the case may be, grace period and so long as Borrower, Guarantor or the applicable Mortgagor, as the case may be, shall have commenced cure within such thirty (30) day, or shorter, as the case may be, grace period and shall, at all times thereafter, diligently prosecute the same to completion, Borrower, Guarantor or the applicable Mortgagor, as the case may be, shall have an additional period, not to exceed ninety (90) days, to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date; or

            (4) If either Borrower or Guarantor or any subsidiary of either (other than any Mortgagor) shall fail (a) to pay any Debt (other than the payment obligations described in paragraph (1) of this Section) in an amount equal to or greater than $20,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure shall continue beyond the applicable grace period, if any, or
      (b) to perform or observe any term, covenant, or condition under any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue beyond the applicable grace period, if the effect of such continuing failure to perform or observe is to accelerate (or in the case of monetary default, to permit the acceleration of) the maturity of, or required prepayment date of, such Debt; or

            (5) If any Mortgagor, Borrower or Guarantor shall, or any Affiliate(s) (other than any Mortgagor) of Borrower or Guarantor to which $100,000,000 or more in the aggregate of the assets of Borrower are attributable, shall: (a) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it, all or any portion of any Property or a substantial part of its other assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of ninety (90) days or more; or (e) be the subject of any proceeding under which all or any portion of any Property or all or a substantial part of its other assets may be subject to seizure, forfeiture or divestiture; or (f) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for, all or any portion of any Property or all or any substantial part of its other property; or (g) suffer any such custodianship, receivership or trusteeship for, all or any portion of any Property or all or any substantial part of its other property, to continue undischarged for a period of ninety (90) days or more; or

            (6) If one or more judgments, decrees or orders for the payment of money (a) in excess of $10,000,000 in the aggregate shall be rendered against Borrower or Guarantor or (b) in excess of $5,000,000 in the aggregate shall be rendered against any Mortgagor, and any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of forty-five (45) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal (the $10,000,000 and $5,000,000 amounts above shall be net of insurance coverage or indemnification from an indemnitor that is, in the reasonable judgment of the Required Banks, capable of performing its indemnification obligations); or

            (7) If any of the following events shall occur or exist with respect to Borrower, Guarantor, any Mortgagor or any ERISA Affiliate: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance which would constitute grounds for the termination of, or for the appointment of a trustee to administer, any Plan under Section 4042 of ERISA, or the institution by the PBGC of proceedings for any such termination or appointment under Section 4042 of ERISA; or (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, if such event or conditions, if any, could in the opinion of any Bank subject Borrower, Guarantor, any Mortgagor or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceeds or is likely to exceed $500,000; or if at any time any portion of Borrower's, Guarantor's or any Mortgagor's assets constitute plan assets for ERISA purposes (with the meaning of C.F.R. ss.2510.3-101); or

            (8) If at any time Guarantor is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not listed on a recognized U.S. national stock exchange; or

            (9) If any Property shall be managed by a Person other than Westfield Holdings Limited or a majority owned direct or indirect subsidiary of Westfield Holdings Limited; or

            (10) If any Mortgage shall at any time and for any reason cease to create a valid and perfected first priority Lien on the Mortgaged Property purported to be subject thereto or to be in full force and effect; or shall be declared null and void; or any party thereto shall deny the continuing validity of the Lien created thereunder; or

            (11) If there shall occur an "Event of Default" under any Mortgage (as such quoted term is defined in such Mortgage).

            SECTION 9.02. Remedies. If any Event of Default shall occur and be continuing, Administrative Agent shall, upon request of the Required Banks, by notice to Borrower, (1) declare the outstanding Notes, all interest thereon, and all other amounts payable under this Agreement, and any other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts due under this Agreement and under any other Loan Document shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; and/or (2) exercise any remedies provided in any of the Loan Documents or by Law.

                                   ARTICLE X

                   ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS

            SECTION 10.01. Appointment, Powers and Immunities of Administrative Agent. Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by Law, and shall not by reason of this Agreement be a fiduciary or trustee for any Bank except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds (nor shall Administrative Agent have any fiduciary duty to Borrower nor shall any Bank have any fiduciary duty to Borrower or to any other Bank). No implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Administrative Agent. Neither Administrative Agent nor any of its directors, officers, employees, agents, attorneys-in-fact or Affiliates shall be responsible to any Bank for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by Borrower or any other obligor to perform any of its obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees, agents, attorneys-in-fact or Affiliates shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

            SECTION 10.02. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof and shall not be required to deal with any Person who has acquired a Participation in any Loan or Participation from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or Participation.

            SECTION 10.03. Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than a monetary Default or Event of Default) unless Administrative Agent has received notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Banks. Administrative Agent, following consultation with the Banks, shall (subject to Section 10.07) take such action with respect to such Default or Event of Default which is continuing, or with respect to the exercise of remedies, including with respect to realization on, or operation or disposition of, any Collateral, as shall be directed by the Required Banks; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks. In no event shall Administrative Agent be required to take any such action which it determines to be contrary to law. Each Bank acknowledges that no individual Bank may separately enforce or exercise any of the provisions of the Loan Documents (including, without limitation, the Notes) other than through Administrative Agent. Notwithstanding anything to the contrary contained in this Agreement, in the case of any decision not to accelerate the Loans following the occurrence of a monetary Event of Default, the "Required Banks" must consist of at least two (2) Banks.

            SECTION 10.04. Rights of Administrative Agent as a Bank. With respect to its Loan Commitment and the Loan provided by it, Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Administrative Agent in its capacity as a Bank. Administrative Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any Affiliates of Borrower) as if it were not acting as Administrative Agent.

            SECTION 10.05. Sharing of Costs by Banks; Indemnification of Administrative Agent. Each Bank agrees to pay its ratable share, based on the respective outstanding principal balances under its Note and the other Notes, of any expenses incurred (and not paid or reimbursed by Borrower after demand for payment is made by Administrative Agent) by or on behalf of the Banks in connection with any Default or Event of Default, including, without limitation, costs of enforcement of the Loan Documents and any advances to pay taxes or insurance premiums or otherwise to preserve the Lien of any Mortgage or to preserve or protect any Mortgaged Property. In the event a Bank fails to pay its share of expenses as aforesaid, and all or a portion of such unpaid amount is paid by Administrative Agent and/or one or more of the other Banks, then the defaulting Bank shall reimburse Administrative Agent and/or the other Bank(s) for the portion of such unpaid amount paid by it or them, as the case may be, together with interest thereon at the Base Rate from the date of payment by Administrative Agent and/or the other Bank(s). In addition, each Bank agrees to indemnify Administrative Agent (to the extent not reimbursed under Section 12.04 or under the other applicable provisions of any Loan Document, but without limiting the obligations of Borrower under Section 12.04 or such other provisions), for its ratable share, based on the respective outstanding principal balances under its Note and the other Notes, of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 12.04 or under any other applicable provisions of any Loan Document) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for (1) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, (2) any loss of principal or interest with respect to Administrative Agent's Loan or (3) any loss suffered by Administrative Agent in connection with a swap or other interest rate hedging arrangement entered into with Borrower.

            SECTION 10.06. Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own analysis of the Collateral and of the credit of Borrower and Guarantor, and its own decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties (including, without limitation, any Property) or books of Borrower, Guarantor or any Mortgagor. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower, Guarantor, any Mortgagor or any other Affiliate of Borrower or Guarantor which may come into the possession of Administrative Agent or any of its Affiliates. Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone; provided, however, that Administrative Agent shall see to it that the Mortgages and related UCC-1 financing statements are delivered at closing to the Title Insurer or its representative for recording and filing.

            SECTION 10.07. Failure of Administrative Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section
10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

            SECTION 10.08. Resignation or Removal of Administrative Agent. Administrative Agent hereby agrees not to unilaterally resign except in the event it becomes an Affected Bank and is removed or replaced as a Bank pursuant to Section 3.07, in which event it shall have the right to resign. Administrative Agent may be removed at any time with or without cause by the Required Banks, provided that Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall be reasonably acceptable to Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the resignation of or the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be one of the Banks. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's removal hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            SECTION 10.09. Amendments Concerning Agency Function.
Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.

            SECTION 10.10. Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

            SECTION 10.11. Transfer of Agency Function. Without the consent of Borrower or any Bank, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and the Banks thereof.

            SECTION 10.12. Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have received notice from a Bank or Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to Administrative Agent of the proceeds of a Loan or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the customary rate set by Administrative Agent for the correction of errors among Banks for three (3) Banking Days and thereafter at the Base Rate.

            SECTION 10.13. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent or Borrower such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent and Borrower to comply with any applicable Laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not a United States person within the meaning of Section 7701(a)(30) of the Code, such Bank will furnish to Administrative Agent and Borrower Form W-8ECI or Form W-8BEN of the Internal Revenue Service, or such other forms, certifications, statements or documents (Form W-8ECI, W-8BEN or such other forms, certifications, statements or documents, the "Prescribed Forms"), duly executed and completed by such Bank as evidence of such Bank's complete exemption from the withholding of U.S. tax with respect thereto prior to the date any payments become due to it hereunder. Each Bank that so delivers such Prescribed Forms further undertakes to deliver to Borrower and Administrative Agent applicable replacement Prescribed Forms on or before the date that such Prescribed Forms previously delivered expire or become obsolete or after the occurrence of any event requiring a change in the most recent such Prescribed Forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any U.S. tax, unless any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such Prescribed Forms inapplicable; provided, however, that upon any such change in treaty, law or regulation, such Bank shall deliver any forms, certifications, statements or other documents which such Bank is entitled to provide in order to reduce any deduction or withholding of any U.S. tax on any payment to such Bank under this Agreement and the Notes. If any Bank that is not a United States person within the meaning of Section 7701(a)(30) of the Code fails to comply with the provisions of this Section, then, notwithstanding the provisions of Section 12.17, Borrower and/or Administrative Agent, may, as required by law, deduct and withhold federal income tax payments from payments to such Bank under this Agreement or the Notes; provided that, if Borrower shall so deduct or withhold any such taxes, Borrower shall provide a statement to Administrative Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank may reasonably request for assisting such Bank to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

            SECTION 10.14. Pro Rata Treatment. Except to the extent otherwise provided, each advance of proceeds of the Loans shall be made by the Banks ratably according to the amounts of their respective Loan Commitments.

            SECTION 10.15. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including direct payment), and such payment results in such Bank receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to the Banks, then such Bank shall promptly purchase for cash from the other Banks Participations in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share ratably the benefit of such payment. To such end the Banks shall make appropriate adjustments among themselves (by the resale of Participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Bank so purchasing a Participation in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such Participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.

            SECTION 10.16. Possession of Documents. Each Bank shall keep possession of its own Notes. Administrative Agent shall hold all the other Loan Documents and related documents in its possession and maintain separate records and accounts with respect thereto, and shall permit the Banks and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.

                                   ARTICLE XI

                              NATURE OF OBLIGATIONS

            SECTION 11.01. Absolute and Unconditional Obligations. Borrower acknowledges and agrees that its obligations and liabilities under this Agreement and under the other Loan Documents shall be absolute and unconditional irrespective of (1) any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto, (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations, (3) any exchange or release of any Collateral, or any release of any other Person from all or any of the Obligations or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower or any other Person in respect of the Obligations.

            The obligations and liabilities of Borrower under this Agreement and other Loan Documents shall not be conditioned or contingent upon the pursuit by any Bank or any other Person at any time of any right or remedy against Borrower or any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or guarantee therefor or right of setoff with respect thereto.

                                  ARTICLE XII

                                  MISCELLANEOUS

            SECTION 12.01. Binding Effect of Request for Advance. Borrower agrees that, by its acceptance of any advance of proceeds of the Loans under this Agreement, it shall be bound in all respects by the request for advance submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the request for advance and whether or not the request for advance is executed and/or submitted by an authorized person.

            SECTION 12.02. Amendments and Waivers. No amendment or material waiver of any provision of this Agreement or any other Loan Document nor consent to any material departure by Borrower, Guarantor, any Mortgagor or any other obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks and, solely for purposes of its acknowledgment thereof, Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks do any of the following: (1) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any Loan Document; (2) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any Loan Document, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Documents; (3) change the definition of Required Banks; (4) amend this Section or any other provision requiring the consent of all the Banks; (5) waive any default under paragraph (5) of Section 9.01; (6) release any material portion of the Collateral, other than in accordance with the provisions of Loan Documents; or (7) change the definition of the term "Weighted Average Capitalization Rate"; provided, further, however, that the foregoing is not intended to require the unanimous consent of the Banks in the case of a waiver, consent or modification, as between a particular Bank and Borrower, with respect to amounts (such as amounts payable pursuant to Article III) that are payable to such Bank and not to all the other Banks. Any advance of proceeds of the Loans made prior to or without the fulfillment by Borrower of all of the conditions precedent thereto, whether or not known to Administrative Agent and the Banks, shall not constitute a waiver of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances. No failure on the part of Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


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

            SECTION 12.03. Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

            SECTION 12.04. Expenses; Indemnification. Borrower agrees to reimburse Administrative Agent on demand for all reasonable costs, expenses, and charges including, without limitation, all reasonable fees and charges of engineers, appraisers and other consultants (provided such other consultants have been engaged with Borrower's consent, not to be unreasonably withheld or delayed; it being understood, however, that Borrower shall have no such right of consent during the existence of an Event of Default) and external legal counsel incurred by Administrative Agent in connection with the Loans and to reimburse each of the Banks for reasonable legal costs, expenses and charges incurred by each of the Banks in connection with the performance or enforcement of this Agreement, the Notes, or any other Loan Documents; provided, however, that Borrower is not responsible for costs, expenses and charges incurred by Administrative Agent or the Banks in connection with the day-to-day administration or the syndication of the Loans (other than for the administration fee required by ection 2.08(b)). Borrower agrees to indemnify Administrative Agent and each Bank and their respective Affiliates, controlling Persons, directors, officers, employees and agents (each, an "Indemnified Party) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses, joint or several, incurred by any of them arising out of or by reason of (x) any claims by brokers or (y) any third-party claims relating to this Agreement, the Loans, the use of proceeds of the Loans, and the performance by Administrative Agent or any of its Affiliates of the services contemplated by this Agreement, and Borrower will reimburse any Indemnified Party for any and all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not any of the transactions contemplated hereby are consummated or this Agreement or the Loan Commitments are terminated. Borrower will not be liable under the foregoing indemnification provision to an Indemnified Party to the extent that any loss, claim, damage, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence, bad faith or breach of this Agreement.

            In any such action or proceeding Borrower shall have the right to assume the defense thereof and select counsel reasonably acceptable to Administrative Agent; however, in no event will such counsel be counsel to Borrower or to any of its Affiliates if, in Administrative Agent's reasonable judgment, such counsel's representation of any Indemnified Party would constitute a conflict of interest.

            Borrower agrees that, without Administrative Agent's prior written consent, which shall not be unreasonably withheld, Borrower will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions of this Agreement, unless such settlement, compromise or consent (i) includes an unconditional written release, in form and substance reasonably satisfactory to the Indemnified Parties, of each Indemnified Party from all liability arising out of such claim, action or proceeding and (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

            No Indemnified Party shall, without the prior consent of Borrower (not to be unreasonably withheld or delayed) settle or compromise any action or claim for which indemnity has been or could be sought hereunder.

            If (a) an Indemnified Party is requested to appear as a witness in any action brought by or on behalf of Borrower or any of its Affiliates or (b) an Indemnified Party is required to appear as a witness in any action brought against Borrower or any of Affiliates, in either case, in which such Indemnified Party is not named as a defendant, Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel. Notwithstanding anything to the contrary contained in this Section, Borrower shall not be required to indemnify any Indemnified Party or other Person against, or hold such Indemnified Party or other Person harmless from, any (i) Excluded Taxes or (ii) other amounts caused by or resulting from such Indemnified Party's or Person's failure to comply with Section 10.13.

            The obligations of Borrower under this Section, under Article III and under Section 12.17 shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loans.

            SECTION 12.05. Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Administrative Agent, the Banks and their respective successors and permitted assigns. Borrower may not assign or transfer its rights or obligations hereunder.

            Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Loan (the "Participations") subject to Borrower's consent, provided there exists no Event of Default, which consent shall not be unreasonably withheld or delayed. In the event of any such grant by a Bank of a Participation to a Participant, whether or not Borrower or Administrative Agent was given notice, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant such a Participation shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (1) through (7) of Section 12.02 without the consent of the Participant.

            Any Bank may at any time assign to any bank or other institution with the acknowledgment of Administrative Agent and, provided there exists no Event of Default, the consent of Borrower, which consent shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or to one or more banks or other institutions which are majority owned subsidiaries of a Bank or to the Parent of a Bank (each Consented Assignee or subsidiary bank or institution, an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Notes, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the assigning Bank, provided that, in each case, after giving effect to such assignment, the Assignee's Loan Commitment, and, in the case of a partial assignment, the assigning Bank's Loan Commitment, each will be equal to or greater than $10,000,000. Upon (i) execution and delivery of such instrument, (ii) payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee and (iii) at Administrative Agent's option, payment by such Assignee to Administrative Agent of a fee, for Administrative Agent's own account, in the amount of $2,500, on account of Administrative Agent's fees and expenses in connection with such assignment, such Assignee shall be a party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the assigning Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute Notes shall be issued to the assigning Bank (in the case of a partial assignment) and Assignee by Borrower, in exchange for the return of the original Notes. The obligations evidenced by such substitute notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents and shall be secured by the Mortgages. In connection with Borrower's execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent, at its request, an officer's certificate or other similar evidence confirming (x) that the applicable resolutions or consents authorizing the execution and delivery of the Loan Documents remain in effect and (y) the incumbency of the individual executing such substitute notes and related documents. If the Assignee is not a United States person within the meaning of Section 7701(a)(30) of the Code, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13 and shall otherwise comply with the provisions of Section 10.13.

            Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            Borrower recognizes that in connection with a Bank's selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower or the Loans may, subject to the provisions of Section 12.18, be exhibited to and retained by any such Participant or assignee or prospective Participant or assignee. In addition, subject to the provisions of Section 12.18, such documentation etc. may be exhibited to and retained by Affiliates of a Bank. Borrower agrees to provide all assistance reasonably requested by a Bank to enable such Bank to sell Participations or make assignments of its Loan as permitted by this Section. Each Bank agrees to provide Borrower with notice of all Participations sold by such Bank.

            SECTION 12.06. Documentation Satisfactory. All documentation required from or to be submitted on behalf of Borrower in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and be satisfactory in form and substance to, Administrative Agent, its counsel and, where specifically provided herein, the Banks. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and its counsel and the Banks.

            SECTION 12.07. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to Administrative Agent by telephone, confirmed by writing, and to the Banks and to Borrower by ordinary mail or overnight courier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective (1) if by telephone, at the time of such telephone conversation, (2) if given by mail, three (3) days after mailing and (3) if given by overnight courier, upon receipt.

            SECTION 12.08. Setoff. Borrower agrees that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, but only with the prior consent of the Required Banks, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by Borrower to such Bank under this Agreement or such Bank's Notes, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Administrative Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by Borrower hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

            SECTION 12.09. Year 2000. Borrower represents, warrants and covenants that Borrower, Guarantor and each Mortgagor have taken and shall cause to be taken all action reasonably necessary to assure that its data processing and information technology and building systems are capable of effectively processing data and information, including dates on and after January 1, 2000, and shall not cease to perform, or provide, or cause any software and/or system which is material to its operations or any interface therewith to provide, invalid or incorrect results as a result of date functionality and/or data, or otherwise experience any material degradation of performance or functionality arising from, relating to or including date functionality and/or data which represents or references different centuries or more than one century or leap years, and to assure that all such systems shall be reasonably effective and accurate in managing and manipulating data derived from, involving or relating in any way to dates (including single century formulas and multi-century or leap year formulas), and will not cause a material abnormally ending scenario within such systems or in any software and/or system with which such systems interface, or generate materially incorrect values or invalid results involving such dates. At the request of Administrative Agent, Borrower shall provide, and cause Guarantor and each Mortgagor to provide, Administrative Agent with reasonably acceptable assurance of Borrower's, Guarantor's and each Mortgagor's year 2000 capability.

            SECTION 12.10. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

            SECTION 12.11. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

            SECTION 12.12. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

            SECTION 12.13. Integration. The Loan Documents and Supplemental Fee Letters set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

            SECTION 12.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 12.15. Waivers. In connection with the obligations and liabilities as aforesaid, Borrower hereby waives: (1) promptness and diligence;
(2) notice of any actions taken by any Administrative Agent or any Bank under this Agreement, any other Loan Document or any other agreement or instrument relating thereto except to the extent otherwise provided herein; (3) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section, might constitute grounds for relieving Borrower of its obligations hereunder; (4) any requirement that any Administrative Agent or any Bank protect, secure, perfect or insure any Lien on any Collateral or exhaust any right or take any action against Borrower, Guarantor or any other Person or against any Collateral; (5) any right or claim of right to cause a marshalling of the assets of Borrower or Guarantor; and (6) all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of payment by Borrower, either jointly or severally, pursuant to this Agreement or other Loan Documents.

            SECTION 12.16. JURISDICTION; IMMUNITIES. BORROWER, ADMINISTRATIVE AGENT AND EACH BANK HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT. BORROWER, ADMINISTRATIVE AGENT, AND EACH BANK IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR UNITED STATES FEDERAL COURT. BORROWER, ADMINISTRATIVE AGENT, AND EACH BANK IRREVOCABLY CONSENT TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO BORROWER, ADMINISTRATIVE AGENT OR EACH BANK, AS THE CASE MAY BE, AT THE ADDRESSES SPECIFIED HEREIN. BORROWER, ADMINISTRATIVE AGENT AND EACH BANK AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE

ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. BORROWER, ADMINISTRATIVE AGENT AND EACH BANK FURTHER WAIVE ANY OBJECTION TO VENUE IN THE STATE OF NEW YORK AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN THE STATE OF NEW YORK ON THE BASIS OF FORUM NON CONVENIENS.

            Nothing in this Section shall affect the right of Borrower, Administrative Agent or any Bank to serve legal process in any other manner permitted by law.

            To the extent that Borrower, Administrative Agent or any Bank have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower, Administrative Agent and each Bank hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes and any other Loan Document.

            BORROWER, ADMINISTRATIVE AGENT AND EACH BANK WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE LOANS. IN ADDITION, BORROWER HEREBY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO THE NOTES, ANY RIGHT BORROWER MAY HAVE TO (1) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COMPULSORY COUNTERCLAIM) OR (2) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO ANY ASSERTED CLAIM.

            SECTION 12.17. Gross-Up For Taxes. To the extent not prohibited by Law, all payments made by Borrower to or for the account of a Bank under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, other than Excluded Taxes (collectively, "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to such Bank hereunder or under its Note, the amounts so payable to such Bank shall be increased to the extent necessary to yield to such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable with respect to its Loan at the rates or in the amounts specified in this Agreement and its Note; provided, however, that Borrower shall not be required to increase any such amounts payable to such Bank if such Bank is not a United States person within the meaning of Section 7701(a)(30) of the Code and such Bank fails to comply with the requirements of
Section 10.13. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Administrative Agent for the account of such Bank a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent the required receipts or other required documentary evidence, Borrower shall indemnify such Bank for any incremental taxes, interest or penalties that may become payable by such Bank as a result of any such failure, except to the extent such failure is caused by or results from such Bank's failure to comply with Section 10.13.

            SECTION 12.18. Confidentiality. Each Bank and Administrative Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees, agents, advisors and representatives) to keep confidential any Confidential Information, and in connection therewith comply with their customary procedures for handling confidential information of this nature and with safe and sound banking practices; provided that nothing herein shall limit the disclosure of any such information (1) to the extent required by statute, rule, regulation or juridical process, (2) to counsel for any of the Banks or Administrative Agent, (3) to bank examiners, auditors or accountants, (4) to Administrative Agent or any other Bank, (5) by Administrative Agent or any Bank to an Affiliate thereof, (6) in connection with any litigation relating to enforcement of the Loan Documents or (7) to any assignee or Participant (or prospective assignee or Participant) so long as such assignee or Participant (or prospective assignee or Participant) first executes and delivers to the respective Bank a confidentiality agreement, which confidentiality agreement imposes upon such assignee or Participant (or prospective assignee or Participant) substantially the same obligations as are imposed upon each Bank and Administrative Agent by this Section, a copy of which confidentiality agreement shall be delivered to Borrower promptly after the execution thereof; provided that in the case of the preceding clauses (1) and (3), such Bank or Administrative Agent shall, to the extent legally permissible, use reasonable efforts to notify Borrower of the proposed disclosure as far in advance as is reasonably practicable under the circumstances.

            SECTION 12.19. Termination of Prior Loan. By their execution of this Agreement, Guarantor, NAB (including in its capacity as "Administrative Agent" under the Prior Loan), UBS, CBA and ANZ acknowledge that the Credit Agreement governing Prior Loan is terminated as of the date hereof (it being understood, however, that the obligations in respect of any accrued fees or charges under the Prior Loan not paid as of the date hereof, and any other obligations under such Credit Agreement that, by the terms thereof, survive its termination, shall survive).

            SECTION 12.20. Environmental Remediation and Holdback. Borrower acknowledges that the Phase I environmental report delivered to the Banks with regard to Wheaton prepared by IVI Environmental, Inc. ("IVI") has recommended that a Phase II environmental study with regard to two (2) underground storage tanks on such Property be performed. Borrower acknowledges that Administrative Agent shall retain IVI to perform such Phase II study and Borrower covenants to pay the cost thereof and to cooperate reasonably with IVI to enable it to perform such Phase II study. Such Phase II study shall be reasonably satisfactory in all respects to the Required Banks and shall set forth an estimate of the cost of any recommended corrective action. If such Phase II study recommends further investigation, Administrative Agent may undertake such further investigation at Borrower's expense. If such Phase II study (or any report of further investigation) recommends any corrective action, Borrower shall (to the extent such corrective action is required for such Property to comply with applicable Environmental Laws) promptly undertake and diligently pursue to completion such corrective action at its expense. Until such time as such Phase II study is delivered to Administrative Agent and approved by the Required Banks, the amount that Borrower would otherwise be permitted to borrow under this Agreement shall be reduced by $375,000 (that is to say, for purposes of compliance with the covenants in Section 7.02 and Article VIII, and for purposes of any other covenants or conditions contained in this Agreement that limit the principal amount that may be outstanding at any time under the Notes or the amount of outstanding Letters of Credit, an additional $375,000 of principal shall be deemed to be outstanding). Upon the receipt and approval of the Phase II study as aforesaid, the amount held back from disbursement shall be adjusted to an amount equal to the lesser of $375,000 or 125% of the estimated cost of the recommended corrective work (necessary to comply with Environmental Laws) as set forth in such study. As the corrective work is performed, as verified to Administrative Agent's satisfaction, the amount held back shall be reduced to the lesser of $375,000 or 125% of the estimated cost of the remaining work, until the corrective work is fully completed, at which time there shall be no further holdback of proceeds of the Loans.

            IN WITNESS WHEREOF, the parties hereto have caused this- Agreement to be duly executed as of the day and year first above written.

                                    WESTFIELD AMERICA LIMITED
                                    PARTNERSHIP, a Delaware limited partnership

                                    By: Westfield America, Inc., a Missouri
                                        corporation, its general partner


                                        By /s/ Irv Hepner
                                           --------------
                                           Name:   IRV HEPNER
                                           Title:  SECRETARY


                                    Address for notices:

                                    c/o Westfield America, Inc.
                                    11601 Wilshire Boulevard
                                    Los Angeles, California 90025
                                    Attention: General Counsel

                                    with copy to:

                                    Debevoise & Plimpton
                                    875 Third Avenue
                                    New York, New York 10022
                                    Attention: Barry Mills, Esq.


                                    For the purpose of Section 12.19:


                                    WESTFIELD AMERICA, INC.,
                                    a Missouri corporation


                                    By /s/ Irv Hepner
                                       --------------
                                       Name:      IRV HEPNER
                                       Title:     SECRETARY

                                    NATIONAL AUSTRALIA BANK LIMITED,
                                    NEW YORK BRANCH
                                    (as Bank and Administrative Agent)


                                    By /s/ Jeff D. White
                                       -----------------
                                       Name:  JEFF D. WHITE
                                       Title: VICE PRESIDENT

                                    Address for notices and Applicable Lending
                                    Office:

                                    National Australia Bank Limited,
                                    New York Branch
                                    200 Park Avenue, 34th Floor
                                    New York, New York 10171
                                    Attention: Jeff White
                                    Telephone: (212) 916-9509
                                    Facsimile: (212) 983-1969

                                    with copy to:

                                    Dewey Ballantine LLP
                                    1301 Avenue of the Americas
                                    New York, New York 10019-6092
                                    Attention: George C. Weiss, Esq.


                                    COMMONWEALTH BANK OF AUSTRALIA
                                    (as Bank)


                                    By
                                       ------------------
                                       Name:
                                       Title:

                                    Address for notices and Applicable Lending
                                    Office:

                                    Commonwealth Bank of Australia
                                    599 Lexington Avenue
                                    New York, New York 10022-6072
                                    Attention: Ian Phillips
                                    Telephone: (212) 848-9241
                                    Facsimile: (212) 336-7772

                                    NATIONAL AUSTRALIA BANK LIMITED,
                                    NEW YORK BRANCH
                                    (as Bank and Administrative Agent)


                                    By
                                       -----------------
                                       Name:
                                       Title:

                                    Address for notices and Applicable Lending
                                    Office:

                                    National Australia Bank Limited,
                                    New York Branch
                                    200 Park Avenue, 34th Floor
                                    New York, New York 10171
                                    Attention: Jeff White
                                    Telephone: (212) 916-9509
                                    Facsimile: (212) 983-1969

                                    with copy to:

                                    Dewey Ballantine LLP
                                    1301 Avenue of the Americas
                                    New York, New York 10019-6092
                                    Attention: George C. Weiss, Esq.


                                    COMMONWEALTH BANK OF AUSTRALIA
                                    (as Bank)


                                    By /s/ Ian M. Phillips
                                       ------------------------
                                       Name:  IAN M. PHILLIPS
                                       Title: EVP & GM AMERICAS

                                    Address for notices and Applicable Lending
                                    Office:

                                    Commonwealth Bank of Australia
                                    599 Lexington Avenue
                                    New York, New York 10022-6072
                                    Attention: Ian Phillips
                                    Telephone: (212) 848-9241
                                    Facsimile: (212) 336-7772

                                    AUSTRALIA AND NEW ZEALAND BANKING
                                    GROUP LIMITED
                                    (as Bank)


                                    By /s/ Peter N. Gray
                                       -----------------
                                       Name:  PETER N. GRAY
                                       Title: VICE PRESIDENT

                                    Address for notices and Applicable Lending
                                    Office:

                                    Australia and New Zealand Banking Group
                                    Limited
                                    1177 Avenue of the Americas
                                    New York, New York 10036-2798
                                    Attention: Peter Gray
                                    Telephone: (212) 801-9739
                                    Facsimile: (212) 801-9131


                                    UBS AG, STAMFORD BRANCH
                                    (as Bank)


                                    By
                                       ----------------
                                       Name:
                                       Title:


                                    By
                                       ------------------
                                        Name:
                                        Title:


                                    Address for notices and Applicable Lending
                                    Office:

                                    299 Park Avenue
                                    New York, New York 10171
                                    Attention: Xiomara Martez
                                    Telephone: (212) 821-3872
                                    Facsimile: (212) 821-4138

                                    AUSTRALIA AND NEW ZEALAND BANKING
                                    GROUP LIMITED
                                    (as Bank)


                                    By
                                       ----------------
                                       Name:
                                       Title:

                                    Address for notices and Applicable Lending
                                    Office:

                                    Australia and New Zealand Banking Group
                                    Limited
                                    1177 Avenue of the Americas
                                    New York, New York 10036-2798
                                    Attention: Peter Gray
                                    Telephone: (212) 801-9739
                                    Facsimile: (212) 801-9131


                                    UBS AG, STAMFORD BRANCH
                                    (as Bank)


                                    By /s/ David Goldman
                                       -----------------
                                       Name:  David Goldman
                                       Title: Director


                                    By /s/ Jeffrey W. Wald
                                       -------------------
                                        Name:  Jeffrey W. Wald
                                        Title: Executive Director
                                               Principal

                                    Address for notices and Applicable Lending
                                    Office:

                                    299 Park Avenue
                                    New York, New York 10171
                                    Attention: Xiomara Martez
                                    Telephone: (212) 821-3872
                                    Facsimile: (212) 821-4138

                                    EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of __________, 199_, among [insert name of assigning Bank] ("Assignor"), [insert name of Assignee] ("Assignee"), Westfield America Limited Partnership, a Delaware limited partnership ("Borrower") and National Australia Bank Limited, New York Branch, as administrative agent for the Banks referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

Preliminary Statement

            1. This Assignment and Assumption Agreement (this "Agreement") relates to the Secured Revolving Credit Agreement (as the same may be amended from time to time, the "Loan Agreement") dated as of _____________, 1999 among Borrower, the banks party thereto (each a "Bank" and, collectively, the "Banks") and the Administrative Agent. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

            2. Subject to the terms and conditions set forth in the Loan Agreement, Assignor has made a Loan Commitment to Borrower in an aggregate principal amount of ___________ Dollars ($____________) ("Assignor's Loan Commitment").

            3. The aggregate outstanding principal amount of Assignor's Loan made pursuant to Assignor's Loan Commitment at commencement of business on the date hereof is __________ Dollars ($__________).

            4. Assignor desires to assign to Assignee all of the rights of Assignor under the Loan Agreement in respect of a portion of its Loan and Loan Commitment in an amount equal to __________ ($__________) (collectively, the "Assigned Loan and Commitment"); and Assignee desires to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms.

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

            SECTION 1. Assignment. Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement in and to the Assigned Loan and Commitment, and Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement with respect to the Assigned Loan and Commitment. Upon the execution and delivery hereof by Assignor, Assignee, Borrower and the Administrative Agent and the payment of the amount specified in Section 2 hereof required to be paid on the date hereof, (1) Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and obligations of a Bank under the Loan Agreement with a Loan and a Loan Commitment in amounts equal to the Assigned Loan and Commitment, and (2) the Loan and Loan Commitment of Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee. Assignor represents and warrants to Assignee that Assignor owns the Assigned Loan and commitment free and clear of all liens and other encumbrances. Except as set forth in the immediately preceding sentence, the assignment provided for herein shall be without representation or warranty by, recourse to, Assignor.

            SECTION 2. Payments. As consideration for the assignment and sale contemplated in Section 1 hereof, Assignee shall pay to Assignor on the date hereof in immediately available funds an amount equal to __________ ($___________) [insert the amount of that portion of Assignor's Loan being assigned]. It is understood that any fees paid to Assignor under the Loan Agreement are for the account of Assignor. Each of Assignor and Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

            SECTION 3. [Consent of Borrower and Acknowledgment by the Administrative Agent;] Execution and Delivery of Notes. [This Agreement is conditioned upon the consent of Borrower (provided there exists no Event of Default) and acknowledgment by the Administrative Agent pursuant to Section
12.05 of the Loan Agreement. The execution of this Agreement by Borrower and the Administrative Agent is evidence of this consent and acknowledgment, respectively. Only necessary if Assignee is not a majority owned subsidiary of a Bank or of the Parent of a Bank] Pursuant to Section 12.05 of the Loan Agreement, Borrower has agreed to execute and deliver Notes payable to the respective orders of Assignee and Assignor to evidence the assignment and assumption provided for herein.

            SECTION 4. Non-Reliance on Assignor. Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of Borrower or any other party to any Loan Document, or the validity and enforceability of the obligations of Borrower or any other party to a Loan Document in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor, and based on such documents and information as it has deemed appropriate, made its own analysis of the Collateral, credit analysis of Borrower and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of Borrower and the other parties to the Loan Documents.

            SECTION 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 7. Certain Representations and Agreements by Assignee. Reference is made to Section 10.13 of the Loan Agreement. Assignee hereby represents that it is entitled to receive any payments to be made to it under the Loan Agreement or hereunder without the withholding of any tax and agrees to furnish the evidence of such exemption as specified therein and otherwise to comply with the provisions of said Section 10.13.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    [NAME OF ASSIGNOR]

                                    By:____________________________
                                       Name:
                                       Title:

                                    [NAME OF ASSIGNEE]

                                    By:____________________________
                                       Name:
                                       Title:

                                    Applicable Lending Office:


                                    Address for Notices:

                                    [Assignee]
                                    [Address]
                                    Attention:  _______________
                                    Telephone:  (___) ________

                                    WESTFIELD AMERICA LIMITED
                                    PARTNERSHIP, a Delaware limited partnership

                                    By: Westfield America, Inc., a Missouri
                                        corporation, its general partner

                                        By:____________________________
                                           Name:
                                           Title:

                                    NATIONAL AUSTRALIA BANK LIMITED,
                                    NEW YORK BRANCH
                                    (as Administrative Agent)

                                    By:____________________________
                                       Name:
                                       Title:

                                    EXHIBIT B

                              AUTHORIZATION LETTER

_____________, 1999

National Australia Bank Limited,
  New York Branch
200 Park Avenue, 34th Floor
New York, New York 10166

            Re: Secured Revolving Credit Agreement dated as of _____________, 1999 (the "Loan Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement) among us, as Borrower, the Banks named therein, and you, as Administrative Agent for said Banks

Gentlemen:

            In connection with the captioned Loan Agreement, we hereby designate any of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally, by telephone or teleprocess, or in writing:

                  _______________
                  _______________
                  _______________.

            Instructions may be honored on the oral, telephonic, teleprocess or written instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

            Without limiting the foregoing, we hereby unconditionally authorize any one of the above-designated persons to execute and submit requests for advances of proceeds of the Loans, and notices of Elections, Conversions and Continuations to you under the Loan Agreement with the identical force and effect in all respects as if executed and submitted by us.

            You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Loan Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

            Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

            We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

                                    Very truly yours,

                                    WESTFIELD AMERICA LIMITED
                                    PARTNERSHIP, a Delaware limited partnership

                                    By: Westfield America, Inc., a Missouri
                                        corporation, its general partner


                                        By:____________________________
                                           Name:
                                           Title:

                                    EXHIBIT C

                                      NOTE

$___________                                                New York, New York
                                                              __________, 199_

            For value received, WESTFIELD AMERICA LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of ___________ or its successors or assigns (collectively, the "Bank"), at the office of National Australia Bank Limited, New York Branch, 200 Park Avenue, 34th Floor, New York, New York 10166 (the "Administrative Agent") for the account of the Applicable Lending Office at the Bank, the principal sum of ________ Dollars ($____________), or if less, the amount loaned by the Bank to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at the rate set forth in the Loan Agreement.

            The date and amount of each advance of the Loan made by the Bank to Borrower under the Loan Agreement referred to below, and each payment of said Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), may be endorsed by the Bank on the schedule attached hereto and any continuation thereof.

            This Note is one of the Notes referred to in the Secured Revolving Credit Agreement dated as of ______________, 1999 (as the same may be amended from time to time, the "Loan Agreement") among Borrower, the Banks named therein (including the Bank) and the Administrative Agent, as administrative agent for the Banks. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

            This Note is secured by, among other things, the various Mortgages which contain, among other things, provisions for the acceleration of this Note upon the happening of certain stated events. Reference to each of the Mortgages is hereby made for a description of the "Mortgaged Property" encumbered thereby and the rights of Borrower, its Affiliates and the Banks (including the Bank) with respect to such Mortgaged Property. In addition, the Loan Agreement contains, among other things, provisions for the acceleration of this Note upon the happening of certain stated events.

            Borrower agrees that it shall be bound by any agreement extending the time or modifying the terms of payment set forth above and in the Loan Agreement, made by or on behalf of the Banks and the owner or owners of any of the Mortgaged Property under any of the Mortgages, whether with or without notice to Borrower, and Borrower shall continue liable to pay the amount due hereunder in accordance with the terms set forth herein and in the Loan Agreement, but with interest at a rate no greater than the rate of interest provided therein, according to the terms of any such agreement of extension or modification.

            Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses.

            All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

            This Note shall be governed by the laws of the State of New York, provided that, as to the maximum lawful rate of interest which may be charged or collected, if the laws applicable to the Bank permit it to charge or collect a higher rate than the laws of the State of New York, then such law applicable to the Bank shall apply to the Bank under this Note.

                                    WESTFIELD AMERICA LIMITED
                                    PARTNERSHIP, a Delaware limited partnership

                                    By: Westfield America, Inc., a Missouri
                                        corporation, its general partner


                                        By:____________________________
                                           Name:
                                           Title:

            Amount           Amount           Balance
Date        of Advance       of Payment       Outstanding      Notation By

                                    EXHIBIT D

                            ASSIGNMENT AND AGREEMENT
                              (Re: Hedging Product)

            ASSIGNMENT AND AGREEMENT dated as of ____________ by and between WESTFIELD AMERICA, INC., a Delaware corporation, having an address at 11601 Wilshire Boulevard, Los Angeles, California 90025 ("Assignor"), and NATIONAL AUSTRALIA BANK LIMITED, NEW YORK BRANCH, having an address at 200 Park Avenue, 34th Floor, New York, New York 10166, Attention: Mr. Jeff White, in its capacity as administrative agent for the Banks (as defined below) pursuant to the Loan Agreement (as defined below) (in such capacity, together with its successors in such capacity, "Administrative Agent").

            Pursuant to a Secured Revolving Credit Agreement (the "Loan Agreement"), dated __________, among Westfield America Limited Partnership ("Borrower"), as Borrower, National Australia Bank Limited, New York Branch ("NAB") and the other lenders signatory thereto (NAB, such lenders, and such other lenders as may become "Banks" pursuant to the Loan Agreement, collectively, the "Banks"), as Banks, and Administrative Agent, the Banks have agreed to make a loan to Borrower in the principal amount of up to $450,000,000 (the "Loan"). The Loan is evidenced by Borrower's note(s) to the Banks aggregating said principal amount (as the same may be amended, supplemented, modified, extended, restated and/or replaced from time to time, collectively, the "Note"), and is secured by, inter alia, various Mortgages/Deeds of Trust, Assignments of Leases and Rents and Security Agreements from affiliates of Borrower to or for the benefit of Administrative Agent.

            Assignor, the general partner of Borrower, has executed a Guaranty of Payment to to the Banks, pursuant to which Assignor has guaranteed the payment and performance of Borrower's obligations under the Loan.

            To protect against interest rate fluctuations with respect to its outstanding indebtedness, Assignor has entered into the agreement(s) listed on Schedule A attached hereto (collectively, the "Hedging Agreement"), with the counterparty referred to in said Schedule A ("Counterparty"), providing for the interest rate protection transaction(s) described in said Schedule A (collectively, the "Transaction").

            As a condition to making, and as security for, the Loan, the Banks require that Assignor enter into this Assignment and Agreement.

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Assignor hereby gives, grants, bargains, conveys, confirms, sets over, transfers and assigns to Administrative Agent, for the benefit of the Banks, as security for the Note and all of Borrower's other obligations in respect of the Loan (collectively, the "Obligations"), all of Assignor's right, title and interest in, to and under the Hedging Agreement and the Transaction, including, without limitation, Assignor's right to receive all payments and proceeds under the Hedging Agreement or otherwise in connection with the Transaction. Assignor covenants and agrees not to enter into any modification of the Hedging Agreement nor consent to the termination of the Hedging Agreement without, in either case, the prior written consent of Administrative Agent.

            2. Prior to the occurrence of an Event of Default (as defined in the Loan Agreement), Assignor shall be entitled to receive and retain all payments belonging to Assignor pursuant to the terms of the Hedging Agreement. However, if, at any time following the occurrence of an Event of Default, Assignor shall be entitled to any payments under the Hedging Agreement, such payments shall be made to Administrative Agent for application to the Obligations, in such order as Administrative Agent shall elect. Toward that end, Assignor hereby irrevocably authorizes and directs Counterparty to make payments under the Hedging Agreement and the Transaction directly to Administrative Agent as provided in the immediately following sentence. By its execution below, Counterparty hereby acknowledges the assignment provided for herein and agrees that, upon notice from Administrative Agent that an Event of Default has occurred, Counterparty shall make all payments that would otherwise be made to Assignor under the Hedging Agreement or otherwise in connection with the Transaction directly to Administrative Agent (in accordance with payment instructions furnished by Administrative Agent) for application to the Obligations as aforesaid. In the event Assignor receives any payment under the Hedging Agreement or otherwise in connection with the Transaction following the occurrence of an Event of Default, Assignor shall, immediately upon such receipt, remit such payment to Administrative Agent for application to the Obligations as aforesaid. Until so remitted, such sums shall be deemed held in trust for Administrative Agent.

            3. Notwithstanding anything to the contrary contained in the Loan Agreement or other Loan documents, a default by Assignor in the performance of any of its covenants or agreements contained in paragraph 1 or 2 above shall constitute an immediate Event of Default.

            4. Assignor agrees to execute such further instruments (including UCC-1 financing statements) and do such further acts as Administrative Agent shall reasonably request to confirm or perfect the assignment provided for herein.

            5. All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three days after mailing by registered or certified mail, postage prepaid, or one day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, if to Assignor or Administrative Agent at their respective addresses stated in the preamble, and if to Counterparty at its address set forth beneath its signature below; or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

            6. This Assignment and Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York's principles of conflicts of law.)

            7. This Assignment and Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together which shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Agreement as of the date first above written.

                                 WESTFIELD AMERICA, INC.


                                 By_________________________
                                    Name:
                                    Title:



                                 NATIONAL AUSTRALIA BANK LIMITED, NEW
                                 YORK BRANCH,
                                 as Administrative Agent


                                 By_________________________
                                   Name:
                                   Title:

Acknowledged and agreed to this
_____ day of __________, _____.

[COUNTERPARTY]


By_____________________________
Name:
Title:

Address for notices:

                                   SCHEDULE A

To Assignment and Agreement (Re: Hedging Product)

Description of Hedging Agreement, Counterparty and Transaction

                                    EXHIBIT E

                              SOLVENCY CERTIFICATE

            This certificate is delivered pursuant to Section [4.01(19)] of the Secured Revolving Credit Agreement dated as of _______________, 1999 (the "Loan Agreement") among Westfield America Limited Partnership, a Delaware limited partnership, the banks party thereto (each a "Bank" and collectively, the "Banks") and National Australia Bank Limited, New York Branch, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent"). The __________ executing this certificate is the _______________ of _____________________, a ___________ ("__________"), and said ___________ is familiar with its properties, assets and businesses, and is duly authorized to execute this certificate on behalf of _____________________. In executing this Certificate, such ________ is acting solely in [his] [her] capacity as the _________ of ________, and not in [his] [her] individual capacity. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

            The undersigned further certifies that [he] [she] has carefully reviewed the Loan Agreement and the other Loan Documents and the contents of this Certificate and, in connection herewith, has made such investigation and inquiries as [he] [she] deems necessary and prudent therefor. The undersigned further certifies that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

            The undersigned understands that the Agent is relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Agreement.

            The undersigned certifies that ___________ is Solvent.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate on _____________, 1999.

                                    EXHIBIT F

                          NOTICE-OF-ASSIGNMENT OF LEASE
                          (On Letterhead of Mortgagor)

_____________, 199_

      Re:   [Shoppingtown name]
            Mortgagee:  National Australia Bank Limited, New York Branch (as
                        administrative agent for itself and other lenders)
            Address of Mortgagee:   200 Park Avenue, 34th Floor,
                                    New York, New York 10166
            Mortgage Dated:  _____________, 1999

Dear Tenant:

            [Name of Mortgagor] ("Landlord") has assigned by a mortgage or deed of trust (the "Mortgage") dated as shown above to or for the benefit of the Mortgagee identified above (hereinafter "Mortgagee") all its estate, right, title and interest in, to and under the Lease between you and Landlord dated as set forth above, as said Lease may have been heretofore modified or amended (the "Lease"), together with all right, title and interest of Landlord as lessor thereunder, including, without limitation, the right upon the occurrence of an Event of Default (as defined in the Mortgage) to collect and receive all earnings, revenues, rents, issues, profits and income of the property subject to the Mortgage.

            Said assignment does not impair or diminish any of Landlord's obligations to you under the provisions of the Lease, nor are any such obligations imposed upon Mortgagee or upon the lenders for whom Mortgagee is acting as administrative agent, or their respective successors or assigns.

            Pursuant to said assignment you are hereby notified that in the event of a demand on you by Mortgagee or its successors and assigns for the payment to it of the rents due under the Lease, you may, and are hereby authorized and directed to, pay said rent to Mortgagee and Landlord hereby agrees that the receipt by you of such a demand shall be conclusive evidence of Mortgagee's right to the receipt thereof and that the payment of the rents by you to Mortgagee pursuant to such demand shall constitute performance in full of your obligation under the Lease for the payment of rent to Landlord.

                                Very truly yours,


                               [General Manager's name]
                               [Shoppingtown name]

                                    EXHIBIT G

                           EXISTING LETTERS OF CREDIT

       LC Number                    Beneficiary                       Amount

SB - 0292                Suffolk County Sewer Agency                  $50,000.00
SB - 0297                Suffolk County Sewer Agency                 $120,000.00
SB - 0310                The Capital Company of America LLC        $1,615,000.00
SB - 0309                St. Peters, Missouri                        $150,000.00
SB - 0327                St. Peters, Missouri                        $362,000.00
SB - 0345                UBS Principal Finance, LLC                $5,655,000.00
SB - 0346                UBS Principal Finance, LLC                $3,958,500.00
SB - 0347                UBS Principal Finance, LLC                $3,958,500.00
SB - 0311                The Capital Company of America LLC        $5,165,808.00
SB - 0312                The Capital Company of America LLC          $497,000.00
SB - 0313                The Capital Company of America LLC        $1,044,000.00
                                                                  $22,575,808.00


                                      G-1